                                                                    EXHIBIT 10.2

================================================================================

                               CREDIT AGREEMENT

                                     AMONG

                       MISSISSIPPI CHEMICAL CORPORATION

                      MISSISSIPPI PHOSPHATES CORPORATION

                           MISSISSIPPI POTASH, INC.

                                      AND

                           THE LENDERS PARTY HERETO

                                      AND

                        HARRIS TRUST AND SAVINGS BANK,
                            as Administrative Agent

                                      AND

                       BANK OF MONTREAL, CHICAGO BRANCH,
                             as Syndication Agent

                                      AND

                      CAISSE NATIONALE DE CREDIT AGRICOLE

                                   CIBC INC.
                                 AS CO-AGENTS


                         DATED AS OF DECEMBER 23, 1996


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

                               TABLE OF CONTENTS

                       MISSISSIPPI CHEMICAL CORPORATION
                      MISSISSIPPI PHOSPHATES CORPORATION
                           MISSISSIPPI POTASH, INC.

                               CREDIT AGREEMENT

SECTION 1.   THE REVOLVING CREDIT AND SWING LINE............................ 1
     Section 1.1.   The Revolving Credit.................................... 1
     Section 1.2.   Swingline Loans under the Revolving Credit.............. 4
            (a)     Swingline Commitment.................................... 4
            (b)     Refunding Loans......................................... 4
            (c)     Participations.......................................... 5
     Section 1.3.   Interest Rates.......................................... 5
            (a)     Base Rate Loans......................................... 5
            (b)     Eurodollar Loans........................................ 5
            (c)     Fed Funds Rate Loans.................................... 5
            (d)     Default Rate............................................ 5
     Section 1.4.   Conversion and Continuation of Loans.................... 6
     Section 1.5.   Letters of Credit....................................... 6
     Section 1.6.   Reimbursement Obligation................................ 8
     Section 1.7.   Manner of Borrowing Revolving Credit Loans and Swingline
                    Loans................................................... 8
     Section 1.8.   Participation in L/Cs................................... 9
     Section 1.9.   Capital Adequacy........................................10
     Section 1.10.  Absolute Obligations....................................11

SECTION 2. THE BID FACILITY.................................................11
     Section 2.1.   The Bid Loans...........................................11
     Section 2.2.   Requests for Bid Loans..................................12
            (a)     Requests and Confirmations..............................12
            (b)     Invitation to Bid.......................................12
            (c)     Bids....................................................12
     Section 2.3.   Notice of Bids..........................................13
     Section 2.4.   Acceptance or Rejection of Bids.........................13
     Section 2.5.   Notice of Acceptance or Rejection of Bids...............14
            (a)     Notice to Banks Making Successful Bids..................14
            (b)     Notice to all Banks.....................................14
            (c)     Disbursement of Bid Loans...............................14
            (d)     Interest on Bid Loans...................................14
     Section 2.6.   Telephonic Notice.......................................15

SECTION 3. THE NOTES, FEES, PREPAYMENTS, TERMINATIONS
           AND APPLICATION OF PAYMENTS......................................15
     Section 3.1.   The Notes...............................................15

     Section 3.2.   Facility Fee............................................ 16
     Section 3.3.   Agent's Fees............................................ 16
     Section 3.4.   16
            (a)     Optional Prepayments of Base Rate Loans................. 16
            (b)     Optional Prepayments of Swingline Loans................. 16
            (c)     Optional Prepayments of Eurodollar Loans................ 17
            (d)     Mandatory Prepayments of Excess Borrowings.............. 17
     Section 3.5.   Revolving Credit Termination............................ 17
     Section 3.6.   Place and Application of Payments....................... 17
     Section 3.7.   Closing Fee............................................. 18

SECTION 4. DEFINITIONS...................................................... 18
     Section 4.1.   Certain Definitions..................................... 18
     Section 4.2.   Accounting Terms........................................ 28

SECTION 5. REPRESENTATIONS AND WARRANTIES................................... 29
     Section 5.1.   Organization and Qualification; Non-Contravention....... 29
     Section 5.2.   Financial Reports....................................... 29
     Section 5.3.   Litigation; Tax Returns; Approvals...................... 29
     Section 5.4.   Regulation U............................................ 30
     Section 5.5.   No Default.............................................. 30
     Section 5.6.   ERISA................................................... 30
     Section 5.7.   Debt and Security Interests............................. 30
     Section 5.8.   Subsidiaries and Guarantors............................. 30
     Section 5.9.   Accurate Information.................................... 31
     Section 5.10.  Enforceability.......................................... 31
     Section 5.11.  Restrictive Agreements.................................. 31
     Section 5.12.  No Violation of Law..................................... 31
     Section 5.13.  No Default Under Other Agreements....................... 31
     Section 5.14.  Status Under Certain Laws............................... 31

SECTION 6. CONDITIONS PRECEDENT............................................. 32
     Section 6.1.   Initial Extension of Credit............................. 32
     Section 6.2.   Each Extension of Credit................................ 34
     Section 6.3.   Legal Matters........................................... 34
     Section 6.4.   Documents............................................... 35

SECTION 7. COVENANTS ....................................................... 35
     Section 7.1.   Maintenance of Property................................. 35
     Section 7.2.   Taxes................................................... 35
     Section 7.3.   Maintenance of Insurance................................ 35
     Section 7.4.   Financial Reports....................................... 35
     Section 7.5.   Inspection.............................................. 36
     Section 7.6.   Consolidation and Merger................................ 37
     Section 7.7.   Transactions with Affiliates............................ 37

     Section 7.8.   Dividends and Certain Other Restricted Payments......... 38
     Section 7.9.   Liens................................................... 38
     Section 7.10.  Borrowings and Guaranties............................... 39
     Section 7.11.  Investments, Loans, Advances and Acquisitions........... 40
     Section 7.12.  Sale of Property........................................ 41
     Section 7.13.  Notice of Suit or Adverse Change in Business or Default. 42
     Section 7.14.  ERISA................................................... 42
     Section 7.15.  Use of Proceeds......................................... 42
     Section 7.16.  Compliance with Laws, etc............................... 43
     Section 7.17.  Sale and Leaseback Transactions......................... 43
     Section 7.18.  Triad Chemical Product Withdrawal Agreement............. 43
     Section 7.19.  Fiscal Quarters......................................... 43
     Section 7.20   New Subsidiaries........................................ 43
     Section 7.21.  Maximum Leverage Ratio.................................. 43
     Section 7.22.  Minimum Interest Coverage Ratio......................... 43
     Section 7.23.  Minimum Tangible Net Worth.............................. 43

SECTION 8. EVENTS OF DEFAULT AND REMEDIES................................... 44
     Section 8.1.   Definitions............................................. 44
     Section 8.2.   Remedies for Non-Bankruptcy Defaults.................... 45
     Section 8.3.   Remedies for Bankruptcy Defaults........................ 46
     Section 8.4.   L/Cs.................................................... 46

SECTION 9. CHANGE IN CIRCUMSTANCES REGARDING
           FIXED RATE LOANS................................................. 46
     Section 9.1.   Change of Law........................................... 46
     Section 9.2.   Unavailability of Deposits or Inability to
                    Ascertain the Adjusted Eurodollar Rate.................. 46
     Section 9.3.   Taxes and Increased Costs............................... 47
     Section 9.4.   Funding Indemnity....................................... 48
     Section 9.5.   Lending Branch.......................................... 48
     Section 9.6.   Discretion of Bank as to Manner of Funding.............. 48
     Section 9.7.   Mitigation of Circumstances............................. 49

SECTION 10. THE AGENTS...................................................... 50
     Section 10.1.  Appointment and Powers.................................. 50
     Section 10.2.  Powers.................................................. 50
     Section 10.3.  General Immunity........................................ 50
     Section 10.4.  No Responsibility for Loans, Recitals, etc.............. 50
     Section 10.5.  Right to Indemnity...................................... 50
     Section 10.6.  Action Upon Instructions of Banks....................... 50
     Section 10.7.  Employment of Agents and Counsel........................ 51
     Section 10.8.  Reliance on Documents; Counsel.......................... 51
     Section 10.9.  May Treat Payee as Owner................................ 51
     Section 10.10. Agents' Reimbursement................................... 51

     Section 10.11. Rights as a Bank........................................ 51
     Section 10.12. Bank Credit Decision.................................... 51
     Section 10.13. Resignation of Agent.................................... 52
     Section 10.14. Duration of Agency...................................... 52
     Section 10.15. Syndication  Agent and Co-Agents........................ 52

SECTION 11. MISCELLANEOUS................................................... 52
     Section 11.1.  Amendments and Waivers.................................. 52
     Section 11.2.  Waiver of Rights........................................ 53
     Section 11.3.  Several Obligations..................................... 53
     Section 11.4.  Non-Business Day........................................ 53
     Section 11.5.  Documentary Taxes....................................... 53
     Section 11.6.  Representations......................................... 54
     Section 11.7.  Notices................................................. 54
     Section 11.8.  Costs and Expenses; Indemnity........................... 54
     Section 11.9.  Counterparts............................................ 55
     Section 11.10. Successors and Assigns.................................. 55
     Section 11.11. No Joint Venture........................................ 56
     Section 11.12. Severability............................................ 56
     Section 11.13. Table of Contents and Headings.......................... 56
     Section 11.14. Sharing of Payments..................................... 56
     Section 11.15. Jurisdiction............................................ 56
     Section 11.16. Participants and Note Assignees......................... 56
     Section 11.17. Assignment of Commitments by Banks...................... 57

Signature Page ............................................................. 58

Exhibit A     Revolving Credit Note
Exhibit B     Application and Agreement for Letter of Credit
Exhibit C     Bid Loan Request Confirmation
Exhibit D     Invitation to Bid
Exhibit E     Confirmation of Bid
Exhibit F     Notice of Acceptance of Bid
Exhibit G     Schedule of Subsidiaries and Guarantors
Exhibit H     Compliance Certificate
Exhibit I     Form of Legal Opinion of Borrowers' Counsel
Exhibit J-1   Form of Legal Opinion of Guarantors' Counsel
Exhibit J-2   Form of Legal Opinion of Guarantors' Counsel
Exhibit J-3   Form of Legal Opinion of Guarantors' Counsel
Exhibit J-4   Form of Legal Opinion of Guarantors' Counsel
Exhibit K     Farmland MissChem Project Contingent Obligations
Exhibit L     Pricing Ratio Certificate

Schedule 5.3.       Litigation
Schedule 6.1(i)     Real Property Subject to a Phase I Environmental Assessment

                       MISSISSIPPI CHEMICAL CORPORATION
                      MISSISSIPPI PHOSPHATES CORPORATION
                           MISSISSIPPI POTASH, INC.


                               CREDIT AGREEMENT


Harris Trust and Savings Bank
Chicago, Illinois

The from time to time lenders parties hereto


Ladies and Gentlemen:

       The undersigned MISSISSIPPI CHEMICAL CORPORATION, a Mississippi corporation ("Chemical"), MISSISSIPPI PHOSPHATES CORPORATION, a Delaware corporation ("Phosphates") and MISSISSIPPI POTASH, INC., a Mississippi corporation ("Potash" and, together with Chemical and Phosphates, individually a "Borrower" and collectively the "Borrowers"), apply to you for your several commitments, subject to all the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, to make a revolving credit (the "Revolving Credit"), a swing line credit (the "Swing Line") and a competitive bid facility (the "Bid Facility") available to the Borrowers, all as more fully hereinafter set forth. Each of you is hereinafter referred to individually as "Bank" and collectively as "Banks." Harris Trust and Savings Bank in its individual capacity is sometimes referred to herein as "Harris", and in its capacity as Administrative Agent for the Banks is hereinafter in such capacity called the "Administrative Agent." Bank of Montreal in its capacity as Syndication Agent for the Banks is hereinafter in such capacity called the "Syndication Agent." Caisse Nationale de Credit Agricole and CIBC Inc., in their capacity as Co-Agents for the Banks are hereinafter in such capacity collectively called the "Co-Agents." All capitalized terms not defined in the text of this Agreement are defined in Section 4 hereof.

SECTION 1.  THE REVOLVING CREDIT AND SWING LINE.

       Section 1.1. The Revolving Credit.; (a) Subject to all of the terms and conditions hereof, the Banks agree, severally and not jointly, to extend a Revolving Credit to the Borrowers which may be utilized by the Borrowers in the form of loans (individually a "Revolving Credit Loan" and collectively the "Revolving Credit Loans") and L/Cs (as hereinafter defined). The aggregate principal amount of all Loans (as hereinafter defined) plus the maximum amount available for drawing under all L/Cs and the aggregate principal amount of all unpaid Reimbursement Obligations (as hereinafter defined) at any time outstanding (collectively the "Revolving Credit Obligations") may not exceed the sum of the Revolving Credit Commitments (as hereinafter defined) at any time. The Revolving Credit shall be available to the Borrowers, and may be availed of by the Borrowers from time to time, be repaid (subject to the restrictions on prepayment set forth herein) and used again, during the period from the date hereof to and including December 23, 2001 (as the same may be extended from time to time in accordance with the provisions of Section 1.1(d) hereof, the "Termination Date"), at which time the entire outstanding principal amount of all Revolving Credit Obligations, together with all accrued and unpaid interest thereon, shall be due and payable.

            (b) The respective maximum aggregate principal amounts of the Revolving Credit at any one time outstanding and the percentage (the "Commitment Percentage") of the Revolving Credit available at any time which each Bank by its acceptance hereof severally agrees to make available to the Borrowers are as follows (collectively, the "Revolving Credit Commitments" and individually, a "Revolving Credit Commitment"):

Harris Trust and Savings Bank                      $19,933,333.34   13.33333334%
Caisse Nationale de Credit Agricole                $18,687,500.00   12.50000000%
CIBC Inc.                                          $18,687,500.00   12.50000000%
Banque Nationale de Paris, Houston Agency          $12,458,333.33    8.33333333%
Bank of America Illinois                            $9,966,666.67    6.66666667%
Commerzbank Aktiengesellschaft,                     $9,966,666.67    6.66666667%
 Atlanta Agency
Banque Paribas                                      $7,475,000.00    5.00000000%
The Bank of Nova Scotia, Atlanta Agency             $7,475,000.00    5.00000000%
SunTrust Bank, Atlanta                              $7,475,000.00    5.00000000%
First Union National Bank of
 North Carolina                                     $7,475,000.00    5.00000000%
ABN AMRO Bank N.V.                                  $7,475,000.00    5.00000000%
The Fuji Bank, Limited                              $7,475,000.00    5.00000000%
The Dai-Ichi Kangyo Bank, Ltd.                      $4,983,333.33    3.33333333%
Hibernia National Bank                              $4,983,333.33    3.33333333%
Deposit Guaranty National Bank                      $4,983,333.33    3.33333333%
       Total                                      $149,500,000.00           100%

            (c) Loans under the Revolving Credit may be Eurodollar Loans or Base Rate Loans. Each Borrowing under the Revolving Credit shall be made by each Bank in an amount equal to its Commitment Percentage of the amount of such Borrowing. Each Borrowing of Base Rate Loans under the Revolving Credit shall be in an amount not less than $5,000,000 or such greater amount which is an integral multiple of $1,000,000 and each Borrowing of Eurodollar Loans shall be in an amount not less than $10,000,000 or such greater amount which is an integral multiple of $1,000,000.

            (d) At any time not earlier than 120 days prior to, nor later than 90 days prior to, each date that is four years before the Termination Date then in effect (each an "Anniversary Date"), the Borrowers may request that the Banks extend the then scheduled Termination Date to the date one year from such Termination Date. Each such request by the Borrowers shall be deemed to be a representation and warranty by the Borrowers to the Banks that no material adverse change in the financial condition of Chemical and its Subsidiaries, taken as a whole, has occurred since the date of the most recent financial reports delivered to the Banks in accordance with Section 7.4(b) hereof. If such request is made by the Borrowers each Bank shall inform the Administrative Agent of its willingness to extend the Termination Date no later than 30 days after the Banks receive such request. Any Bank's failure to respond by such date shall indicate its unwillingness to agree to such requested extension. At any time more than 30 days before such Anniversary Date Banks having aggregate Commitment Percentages of at least 80% of the Revolving Credit Commitments then in effect (the "Extending Banks") may propose, by written notice to the Borrowers, an extension of this Agreement to the date one year from the applicable Termination Date on such terms and conditions as the Extending Banks may then require. If the extension of this Agreement to the date one year from the Applicable Termination Date is acceptable to the Borrowers on the terms and conditions proposed by the Extending Banks, the Borrowers shall notify the Extending Banks of their acceptance of such terms and conditions no later than the Anniversary Date, and such later date will become the Termination Date hereunder and this Agreement shall otherwise be amended in the manner described in the Extending Banks' notice proposing the extension of this Agreement upon the Agent's receipt of
(i) an amendment to this Agreement signed by the Borrowers and all of the Extending Banks, (ii) resolutions of each Borrower's Board of Directors authorizing such extension and (iii) an opinion of counsel to the Borrowers equivalent in form and substance to the form of opinion attached hereto as
Exhibit I and otherwise acceptable to the Extending Banks. If the Borrowers and the Extending Banks agree upon the terms of an extension of the Termination Date, the Borrowers may elect either (i) to terminate the Revolving Credit Commitments of each Bank that is not an Extending Bank (each a "Nonextending Bank") in whole on such Anniversary Date, at which time all Loans and other amounts payable under the Loan Documents to the Nonextending Banks shall become immediately due and payable, or (ii) to replace such Nonextending Banks with one or more financial institutions acceptable to the Borrowers and the Administrative Agent (each a "Replacement Bank"). If the Borrowers elect to replace a Nonextending Bank, such replacement shall become effective as of the date the Nonextending Banks' Revolving Credit Commitments terminate (which shall be no later than the Anniversary Date) and all of the following conditions are satisfied:

            (A) the unpaid principal amount of all Loans and Reimbursement Obligations made by each Nonextending Bank whose Revolving Credit Commitment is to terminate, together with accrued interest thereon and all other amounts payable under the Loan Documents to such Nonextending Bank, including any facility fee accrued through the date of such termination, shall have been paid in full and all of such Nonextending Banks' participations in L/Cs shall have been reallocated among the Extending Banks;

            (B) such Replacement Bank shall agree in writing to be bound by all of the terms and provisions of this Agreement, such agreement to specify the amount of the Revolving Credit Commitment of such Replacement Bank and to be otherwise in form and substance satisfactory to the Administrative Agent, and shall make Loans to the Borrowers in principal amounts which bear the same ratio to the amounts of the Loans made by the other Extending Banks then outstanding as the Revolving Credit Commitment of such Replacement Bank bears to the then Revolving Credit Commitments of all other Extending Banks; and

            (C) a copy of such agreement and of evidence satisfactory to the Administrative Agent of the making of such Loans shall be furnished to the Administrative Agent and the Extending Banks.

       Section 1.2.  Swingline Loans under the Revolving Credit.;  (a)
Swingline Commitment. Subject to the terms and conditions hereof and in reliance on the obligations of the Banks to Harris under this Section 1.2, Harris agrees to advance one or more swingline loans (each a "Swingline Loan") to the Borrowers from time to time before the Termination Date on a revolving basis up to $20,000,000 in aggregate principal amount at any time outstanding; provided that Harris shall have no obligation to advance any Swingline Loan if the Total Outstandings would thereby exceed the sum of the Revolving Credit Commitments then in effect. All Swingline Loans will be Fed Funds Rate Loans or Offered Rate Loans and will be in an amount not less than $250,000 or an integral multiple of $100,000 in excess thereof. Swingline Loans may be repaid and their principal amount reborrowed before the Termination Date, subject to the terms and conditions hereof. Each Swingline Loan shall have a maturity of up to the seventh day after such Swingline Loan was made. No more than 5 Swingline Loans may be outstanding at any time.

       Each Borrower may elect that each Swingline Loan shall bear interest (computed on the basis of a year of 365/366 days and actual days elapsed) on the unpaid principal amount thereof from the date such Swingline Loan is made until the last day of the Interest Period applicable thereto at the rate per annum quoted to such Borrower by Harris for the Interest Period applicable thereto, billable on the last day of each month (each such Swingline Loan is hereinafter referred to as an "Offered Rate Loan"); provided, however, that the Borrowers understand and agree that Harris has no obligation to quote rates or to make any such Offered Rate Loan and may refuse to make any such Offered Rate Loan after receiving a request therefor from any Borrower. The Borrowers acknowledge and agree that the interest rate quoted by Harris for any Offered Rate Loan may not be the best or lowest rate offered to other customers of Harris and may not be the same rate offered to other customers of Harris for loans of similar amounts and maturities, but is the rate at which Harris in its sole and exclusive discretion is willing to make such Loan to a Borrower for the specified amount and maturity.

       (b) Refunding Loans. In its sole and absolute discretion, Harris may at any time, on behalf of the Borrowers (each of which hereby irrevocably authorizes Harris to act on its behalf for such purpose), request each Bank to make a Base Rate Loan under the Revolving Credit in an amount equal to such Bank's Commitment Percentage of the amount of the Swingline Loans outstanding on the date such notice is given. Unless any of the conditions of Section 6.2 are not fulfilled on such date, each Bank shall make the proceeds of its requested Base Rate Loan available to Harris, in immediately available funds, at the principal office of Harris in Chicago, Illinois, before 12:00 Noon (Chicago time) on the Business Day following the day such notice is given. The proceeds of such Base Rate Loans shall be immediately applied to repay the outstanding Swingline Loans. Each Borrower authorizes Harris to charge such Borrower's accounts with Harris (up to the amount available in such accounts) to pay the amount of any such outstanding Swingline Loans to the extent amounts received from the Banks are not sufficient to repay in full such Swingline Loans.

       (c) Participations. If any Bank refuses or otherwise fails to make a Revolving Credit Loan when requested by Harris pursuant to Section 1.2(b) above (because the conditions in Section 6.2 are not satisfied or otherwise), such Bank will, by the time and in the manner such Revolving Credit Loan was to have been funded to Harris, purchase from Harris an undivided participating interest in the outstanding Swingline Loans in an amount equal to its Commitment Percentage of the aggregate principal amount of Swingline Loans that were to have been repaid with such Revolving Credit Loans. Each Bank that so purchases a participation in a Swingline Loan shall thereafter be entitled to receive its Commitment Percentage of each payment of principal received on the Swingline Loan and of interest received thereon accruing from the date such Bank funded to Harris its participation in such Loan. The obligation of the Banks to Harris shall be absolute and unconditional and shall not be affected or impaired by any Event of Default or Potential Default which may then be continuing hereunder.

       Section 1.3. Interest Rates. (a) Base Rate Loans. Each Base Rate Loan shall bear interest (computed on the basis of a year of 365/366 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration, upon prepayment or otherwise) at a rate per annum equal to the sum of the Applicable Margin and the Base Rate from time to time in effect, payable monthly in arrears on the last day of each calendar month, commencing on the first of such dates occurring after the date hereof and at maturity (whether by acceleration, upon prepayment or otherwise).

       (b) Eurodollar Loans. Each Eurodollar Loan under the Revolving Credit shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until the last day of the Interest Period applicable thereto or, if earlier, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin and the Adjusted Eurodollar Rate, payable on the last day of each Interest Period applicable thereto or at maturity (whether by acceleration or otherwise) and, with respect to Eurodollar Loans with an Interest Period in excess of three months, on the date occurring every three months from the first day of the Interest Period applicable thereto.

       (c) Fed Funds Rate Loans. Each Fed Funds Rate Loan shall bear interest (computed on the basis of a year of 365/366 days and actual days elapsed) on the principal amount thereof from the date such Loan is made until maturity (whether by acceleration, upon prepayment or otherwise) at a rate per annum equal to the sum of the Applicable Margin and the Fixed Fed Funds Rate from time to time in effect, billable on the last day of each month.

       (d) Default Rate. If any Event of Default shall have occurred, all Loans and Reimbursement Obligations shall bear interest from the date such Event of Default occurred, payable on demand, at a rate per annum equal to:

             (i) with respect to any Base Rate Loan, the sum of 2% plus the Base Rate (computed on the basis of a year of 365/366 days and actual days elapsed) from time to time in effect; and

            (ii) with respect to any Fixed Rate Loan, the sum of 2% plus the rate of interest in effect thereon at the time of such default (computed on the basis of a year of 360 days and actual days elapsed) until the end of the Interest Period then applicable thereto, and, thereafter, at a rate per annum equal to the sum of 2% plus the Base Rate (computed on the basis of a year of 365/366 days and actual days elapsed) from time to time in effect.

       Section 1.4. Conversion and Continuation of Loans. (a) Provided that no Event of Default or Potential Default has occurred and is continuing, the Borrowers shall have the right, subject to the other terms and conditions of this Agreement, to continue in whole or in part (but, if in part, in the minimum amount specified for Eurodollar Loans in Section 1.1 hereof) any Eurodollar Loan from any current Interest Period into a subsequent Interest Period, provided that such Borrower shall give the Administrative Agent notice of the continuation of any such Loan as provided in Section 1.7 hereof.

       (b)   In the event that a Borrower fails to give notice pursuant to
Section 1.7 hereof of the continuation of any Eurodollar Loan or fails to specify the Interest Period applicable thereto, or an Event of Default or Potential Default has occurred and is continuing at the time any such Loan is to be continued hereunder, then such Loan shall be automatically converted as (and the relevant Borrower shall be deemed to have given notice requesting) a Base Rate Loan, subject to Sections 8.2 and 8.3 hereof, unless paid in full on the last day of the then applicable Interest Period.

       (c) Provided that no Event of Default or Potential Default has occurred and is continuing, the Borrowers shall have the right, subject to the terms and conditions of this Agreement, to convert Revolving Credit Loans of one type (in whole or in part) into Revolving Credit Loans of another type from time to time provided that: (i) the Borrower shall give the Administrative Agent notice of each such conversion as provided in Section 1.7 hereof, (ii) the principal amount of any Revolving Credit Loan converted hereunder shall be in an amount not less than the minimum amount specified for the type of Loan in Section 1.1 hereof, (iii) after giving effect to any such conversion in part, the principal amount of any Eurodollar Loan then outstanding shall not be less than the minimum amount specified for a Eurodollar Loan in Section 1.1 hereof, (iv) any conversion of a Loan hereunder shall only be made on a Business Day, and (v) any Eurodollar Loan may be converted only on the last day of the Interest Period then applicable thereto.

       Section 1.5. Letters of Credit. (a) Subject to all the terms and conditions hereof, satisfaction of all conditions precedent to borrowing under this Agreement and so long as no Potential Default or Event of Default is in existence, at any Borrower's request Harris may in its discretion issue letters of credit (an "L/C" and collectively the "L/Cs") for the account of such Borrower subject to availability under the Revolving Credit, and the Banks hereby agree to participate therein as more fully described in Section 1.8 hereof. Each L/C shall be issued pursuant to an application for letter of credit (the "L/C Agreement") in the form of Exhibit B hereto. The L/Cs shall consist of standby and commercial letters of credit in an aggregate face amount not to exceed $30,000,000. Each L/C shall have an expiry date not more than one year from the date of issuance thereof (but in no event later than the Termination Date). The amount available to be drawn under each L/C issued pursuant hereto shall be deducted from the credit otherwise available under the Revolving Credit. In consideration of the issuance of L/Cs each Borrower agrees to pay Harris for the benefit of the Banks a fee (the "L/C Participation Fee") in the amount per annum equal to the Applicable Margin for Eurodollar Loans (computed on the basis of a 360-day year and actual days elapsed) of the face amount for each L/C issued for the account of such Borrower hereunder. In addition, the Borrowers shall pay Harris (x) a fee (the "L/C Issuance Fee") in the amount per annum equal to (i) for standby L/Cs, eight-hundredths of one percent (0.08%) of the stated amount of each standby L/C issued hereunder and (ii) for commercial L/Cs, the customary issuance fee for commercial L/Cs as may be established by Harris from time to time, and (y) such drawing, negotiation, amendment and other administrative fees in connection with each L/C as may be established by Harris from time to time (the "L/C Administrative Fee"). All L/C Issuance Fees and L/C Participation Fees shall be payable quarterly in arrears on the last day of each March, June, September and December commencing December 31, 1996 and on the Termination Date, and all L/C Administrative Fees shall be payable on the date of issuance of each L/C hereunder and on the date required by Harris.

       (b) Notwithstanding anything contained in any L/C Agreement to the contrary: (i) the Borrowers shall pay fees in connection with each L/C as set forth in Section 1.5(a) hereof, (ii) except as otherwise provided in Section 3.4(c) hereof, before the occurrence of a Potential Default or an Event of Default, Harris will not call for the funding by any Borrower of any amount under an L/C issued for such Borrower's account, or for any other form of collateral security for a Borrower's obligations in connection with such L/C, before being presented with a drawing thereunder, and (iii) if Harris is not timely reimbursed for the amount of any drawing under an L/C on the date such drawing is paid, the Borrower's obligation to reimburse Harris for the amount of such drawing shall bear interest as specified in Section 1.6 hereof. If Harris issues any L/C with an expiration date that is automatically extended unless Harris gives written notice that the expiration date will not so extend beyond its then scheduled expiration date, Harris will give such written notice of non-renewal before the time necessary to prevent such automatic extension if before such required notice date (i) the expiration date of such L/C if so extended would be more than one year from the then scheduled expiration date of such L/C or after the Termination Date, (ii) the Revolving Credit Commitments have been terminated, or (iii) an Event of Default exists and the Required Banks have given Harris instructions not to so permit the extension of the expiration date of such L/C.

       (c) The Administrative Agent shall give prompt telephone, telex, or telecopy notice to each Bank of each issuance of, or amendment to, an L/C specifying the effective date of the L/C or amendment, the amount, the beneficiary, and the expiration date of the L/C, in each case as established originally or through the relevant amendment, as applicable, the account party or parties for the L/C, each Bank's pro rata participation in such L/C and whether the

Administrative Agent has classified the L/C as a commercial, performance, or financial letter of credit for regulatory reporting purposes.

       Section 1.6. Reimbursement Obligation. Each Borrower is obligated, and hereby unconditionally jointly and severally agrees, to pay in immediately available funds to Harris for the account of Harris and the Banks who are participating in L/Cs pursuant to Section 1.8 hereof the face amount of each draft drawn and presented under an L/C issued by Harris hereunder for any Borrower's account (the obligation of the Borrowers under this Section 1.6 with respect to any L/C is a "Reimbursement Obligation"). If at any time any Borrower fails to pay any Reimbursement Obligation when due, such Borrower shall be deemed to have automatically requested a Revolving Credit Loan from the Banks hereunder, as of the maturity date of such Reimbursement Obligation, the proceeds of which Loan shall be used to repay such Reimbursement Obligation. Such Loan shall only be made if all of the conditions precedent set forth in
Section 6.2 of this Agreement have been satisfied. If such Loan is not made by the Banks for any reason, the unpaid amount of such Reimbursement Obligation shall be due and payable to Harris for the pro rata benefit of the Banks upon demand and shall bear interest at the rate of interest specified in Section 1.3(a), unless an Event of Default has occurred then the rate of interest specified in Section 1.3(d)(i) hereof.

       Section 1.7. Manner of Borrowing Revolving Credit Loans and Swingline Loans. (a) Chemical shall give telephonic, telex or telecopy notice to the Administrative Agent (which notice, if telephonic, shall be promptly confirmed in writing) no later than (i) 12:00 Noon (Chicago time) on the date the Banks are requested to make each Borrowing of Base Rate Loans, (ii) 12:00 Noon (Chicago time) on the date at least three (3) Business Days prior to the date of
(A) each Borrowing of Eurodollar Loans which the Banks are requested to make or continue, and (B) the conversion of any Borrowing of Base Rate Loans into a Borrowing of Eurodollar Loans, and (iii) 12:00 Noon (Chicago time) on the date a Borrower requests the Administrative Agent to make a Swingline Loan hereunder. Each such notice shall be irrevocable and shall specify the Borrower requesting such Borrowing, the date of the Borrowing requested (which shall be a Business
Day), the amount of such Borrowing, whether the Borrowing is to be made available by means of Base Rate Loans or Eurodollar Loans and, with respect to a Borrowing of Eurodollar Loans, the Interest Period applicable thereto; provided, that in no event shall the principal amount of any requested Revolving Credit Loan plus the aggregate principal or face amount, as appropriate, of all Loans, L/Cs, and unpaid Reimbursement Obligations outstanding hereunder exceed the Revolving Credit Commitments as such amounts may be reduced pursuant to Section
3.5 of this Agreement. The Borrowers agree that the Administrative Agent may rely on any such telephonic, telex or telecopy notice given by any person who the Administrative Agent reasonably believes is authorized to give such notice without the necessity of independent investigation and in the event any notice by such means conflicts with the written confirmation, such notice shall govern if the Administrative Agent or any Bank has acted in reliance thereon. The Administrative Agent shall, on the day any such notice is received by it, give prompt telephonic, telex or telecopy (if telephonic, to be confirmed in writing within one Business Day) notice of the receipt of notice from Chemical hereunder to each of the Banks.

       (b) Subject to the provisions of Section 6 hereof, the proceeds of each Borrowing of Revolving Credit Loans and of each Swingline Loan shall be made available to the relevant Borrower at the principal office of the Administrative Agent in Chicago, Illinois, by depositing immediately available funds into an account maintained by such Borrower with the Administrative Agent, on the date such Borrowing is requested to be made, except to the extent such Borrowing represents (i) a refinancing of a Reimbursement Obligation, in which case the proceeds of such Borrowing shall be applied to the payment of the relevant unpaid Reimbursement Obligation, or (ii) a refunding loan, in which case the proceeds of such Borrowing shall be applied to the payment of the relevant Swingline Loans pursuant to Section 1.2(b) hereof. Not later than 3:00 p.m. Chicago time, on the date specified for any Borrowing of Revolving Credit Loans to be made hereunder, each Bank shall make its Loan comprising part of such Borrowing available to the Borrowers in immediately available funds at the principal office of the Administrative Agent, except as otherwise provided above with respect to paying any outstanding Reimbursement Obligation or Swingline Loan.

       (c) Unless the Administrative Agent shall have been notified by a Bank prior to the date of a Revolving Credit Loan to be made by such Bank (which notice shall be effective upon receipt) that such Bank does not intend to make the proceeds of such Revolving Credit Loan available to the Administrative Agent, the Administrative Agent may assume that such Bank has made such proceeds available to the Administrative Agent on such date and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the relevant Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to receive such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand, to recover such amount, together with interest thereon at the rate otherwise applicable thereto under Section 1.3 hereof, from the relevant Borrower) together with interest thereon in respect of each day during the period commencing on the date such amount was made available to a Borrower and ending on the date the Administrative Agent recovers such amount, at a rate per annum equal to the effective rate charged to the Administrative Agent for overnight Federal funds transactions with member banks of the Federal Reserve System for each day, as determined by the Administrative Agent (or, in the case of a day which is not a Business Day, then for the preceding Business Day) (the "Fed Funds Rate"). Nothing in this Section 1.7(c) shall be deemed to permit any Bank to breach its obligations to make Revolving Credit Loans under the Revolving Credit, or to limit any Borrower's claims against any Bank for such breach.

       Section 1.8. Participation in L/Cs. (a) Each of the Banks will acquire, without recourse, representation or warranty, a risk participation in each L/C upon the issuance thereof ratably in accordance with its Commitment Percentage. In the event any Reimbursement Obligation is not immediately paid by the Borrowers pursuant to Section 1.6 hereof, each Bank will pay to Harris funds in an amount equal to such Bank's Commitment Percentage of the unpaid amount of such Reimbursement Obligation. If the Banks fund Harris with respect to any Reimbursement Obligation that is not paid when due by the Borrowers as described above, all of the Banks may elect to treat such funding as additional Revolving Credit Loans to the Borrowers hereunder rather than a purchase of participations by the Banks in the related L/Cs held by

Harris. The obligation of the Banks to Harris under this Section 1.8 shall be absolute and unconditional and shall not be affected or impaired by any Event of Default or Potential Default which may then be continuing hereunder. Harris shall notify each Bank by telephone of its Commitment Percentage of such unpaid Reimbursement Obligation. If such notice has been given to each Bank by 12:00 Noon, Chicago time, each Bank agrees to put Harris in immediately available and freely transferable funds on the same Business Day. Funds shall be so made available at the account designated by Harris in such notice to the Banks. Upon the election by the Banks to treat such funding as additional Revolving Credit Loans hereunder and payment by each Bank, such Loans shall bear interest in accordance with Section 1.3(a) hereof. Harris shall share with each Bank its Commitment Percentage of each payment of a Reimbursement Obligation (whether of principal or interest) and any L/C Participation Fee payable by the Borrowers. Any such amount shall be promptly remitted to the Banks when and as received by Harris from the Borrowers. The L/C Issuance Fee and L/C Administration Fee shall be solely for Harris' account and shall not be shared by the other Banks.

          (b) The Banks shall, ratably in accordance with their respective Commitment Percentages, indemnify Harris (to the extent not reimbursed by the Borrowers) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from Harris' gross negligence or willful misconduct) that Harris may suffer or incur in connection with any L/C. The obligations of the Banks under this
Section 1.8(b) and all other parts of this Section 1.8 shall survive termination of this Agreement and of all L/C Agreements, and all drafts or other documents presented in connection with drawings thereunder.

          Section 1.9. Capital Adequacy. If, after the date hereof, any Bank or the Administrative Agent shall have determined in good faith that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, any revision in the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) or of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A), or in any other applicable capital rules heretofore adopted and issued by any governmental authority), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital, or on the capital of any corporation controlling such Bank, in each case as a consequence of its obligations hereunder, to a level below that which such Bank would have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time if such Bank is generally imposing payments for such reduction on its similarly situated customers, within thirty (30) days after demand by such Bank (with a copy to the Administrative Agent), the Borrowers shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

     Section 1.10. Absolute Obligations. Each Borrower acknowledges and agrees that its joint and several liability on the Notes, Reimbursement Obligations and on all obligations owed by any Borrower or Borrowers under this Agreement is absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever by the Banks, and without limiting the generality of the foregoing, each Borrower's joint and several liability on the Notes, Reimbursement Obligations and under this Agreement shall not be impaired by any acceptance by the Banks of any other security for or guarantors upon the Notes, Reimbursement Obligations or any obligations under this Agreement or by any failure, neglect or omission on the Banks' part to resort to any one or all of the Borrowers for payment of the Notes, Reimbursement Obligations or the obligations under this Agreement or to realize upon or protect any collateral security therefor. Each Borrower's joint and several liability on the Notes, Reimbursement Obligations and under this Agreement shall not in any manner be impaired or affected by who receives or uses the proceeds of the loans evidenced by the Notes, Reimbursement Obligations or for what purposes such proceeds are used, and each Borrower waives notice of borrowing requests issued by, and loans made to, other Borrowers. Such joint and several liability of each Borrower shall also not be impaired or affected by (and each Bank, without notice to anyone, is hereby authorized to make from time to time) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or disposition of any collateral security for the Notes, Reimbursement Obligations or the obligations under this Agreement or of any guaranty thereof. In order to enforce payment of the Notes, Reimbursement Obligations and the Borrowers' obligations under this Agreement, foreclose or otherwise realize on any collateral security therefor, and to exercise the rights granted to any Agent hereunder and thereunder and under applicable law, the Agents shall be under no obligation at any time to first resort to any collateral security, property, liens or any other rights or remedies whatsoever, and the Banks shall have the right to enforce the Notes, Reimbursement Obligations and the Borrowers' obligations under this Agreement irrespective of whether or not other proceedings or steps are pending seeking resort to or realization upon or from any of the foregoing. By its acceptance below, each Borrower hereby expressly waives and surrenders any defense to its joint and several liability on the Notes, Reimbursement Obligations or under this Agreement based upon any of the foregoing. In furtherance thereof, each Borrower agrees that wherever in this Agreement it is provided that a Borrower is liable for a payment such obligation is the joint and several obligation of each Borrower.

SECTION 2.  THE BID FACILITY.

     Section 2.1. The Bid Loans. At any time before the Termination Date, Chemical may request the Banks to offer to make uncommitted loans (each such loan being hereinafter referred to as a "Bid Loan" and collectively as the "Bid Loans") in the manner set forth in Sections 2.1 through 2.6 hereof and in amounts such that the aggregate principal amount of the Total Outstandings hereunder shall not exceed the sum of the Revolving Credit Commitments then in effect after taking into account any Loans to be paid with such Bid Loans. The Banks may, but shall have no obligation to, make such offers and the Borrowers may, but shall have no obligation to, accept any such offers in the manner set forth in Sections 2.1 through 2.6 hereof. Each Bank may offer to make Bid Loans in any amount (whether greater than, equal to, or less than its Revolving Credit Commitment), subject to the limitation that the aggregate principal amount of the Total Outstandings under this Agreement may not at any time exceed the sum of the Revolving Credit Commitments then in effect. Bid Loans may either bear interest at a stated rate per annum ("Stated Rate Bid Loans") or at a margin (the "Bid Margin") over or under the Adjusted Eurodollar Rate ("Eurodollar Bid Loans"); provided that there may be no more than five different Interest Periods for Bid Loans outstanding at the same time and that no Bid Loan may mature after the Termination Date.

          Section 2.2.  Requests for Bid Loan.

          (a) Requests and Confirmations. In order to request a Borrowing of Bid Loans (a "Bid Loan Request") Chemical shall give telephonic, telex or telecopy notice to the Administrative Agent by no later than 1:00 p.m. (Chicago time) on the date at least one Business Day in the case of Stated Rate Bid Loans, and three Business Days in the case of Eurodollar Bid Loans, before the date of the requested Bid Borrowing (the "Borrowing Date"). Each such request shall be followed on the same day by a duly completed Bid Loan Request Confirmation, delivered by telecopier or other means of facsimile communication, substantially in the form of Exhibit C hereto or otherwise containing the information required by this Section, to be received by the Administrative Agent no later than 1:30 p.m. (Chicago time). Bid Loan Request Confirmations that do not conform substantially to the format of Exhibit C may be rejected by the Administrative Agent, and the Administrative Agent shall give telephonic notice to Chemical of such rejection promptly after it determines that the Bid Loan Request Confirmation does not substantially conform to the format of Exhibit C. Bid Loan Requests shall in each case refer to this Agreement and specify (i) the proposed Borrowing Date (which must be a Business Day), (ii) the aggregate principal amount thereof (which shall not be less than $5,000,000 and thereafter in integral multiples of $1,000,000) and (iii) the proposed Interest Period thereof.

          (b) Invitation to Bid. Upon receipt by the Administrative Agent of a Bid Loan Request Confirmation that conforms substantially to the format of Exhibit C hereto or is otherwise acceptable to the Administrative Agent, the Administrative Agent shall, by telephone, promptly confirmed by a telecopy or other form of facsimile communication in the form of Exhibit D hereto, invite each Bank to bid, on the terms and conditions of this Agreement, to make Bid Loans pursuant to the Bid Loan Request no later than 3:00 p.m. (Chicago time) on the date the Administrative Agent receives such Bid Loan Request.

          (c) Bids. Each Bank may, in its sole discretion, offer to make a Bid Loan or Bid Loans (a "Bid") to the applicable Borrower responsive to the Bid Loan Request. Each Bid by a Bank must be received by the Administrative Agent by telephone not later than 8:45 a.m. (Chicago time) on the Business Day following the date the Administrative Agent receives a Bid Loan Request from Chemical (the "Auction Date"), promptly confirmed in writing by a duly completed Confirmation of Bid delivered by telecopier or other means of facsimile communication substantially in the form of Exhibit E hereto, to be received by the Administrative Agent on the same day; provided, however, that any Bid made by the Administrative Agent must be made by telephone to Chemical by no later than fifteen minutes prior to the time that Bids from the other Banks are required to be received. Each Bid and each Confirmation of Bid shall refer to this Agreement and specify (i) the principal amount of each

Bid Loan that the Bank is willing to make to the Borrower and the type of Bid Loan (i.e., Stated Rate or Eurodollar), (ii) the interest rate (which shall be computed on the basis of a 360-day year and actual days elapsed and, in the case of a Eurodollar Bid Loan, shall be expressed in terms of the Bid Margin to be added to or subtracted from the Adjusted Eurodollar Rate for the Interest Period to be applicable to such Eurodollar Bid Loan) at which the Bank is prepared to make each Bid Loan and (iii) the Interest Period applicable thereto. The Administrative Agent shall reject any Bid if such Bid (i) does not specify all of the information specified in the immediately preceding sentence, (ii) contains any qualifying, conditional, or similar language, (iii) proposes terms other than or in addition to those set forth in the Bid Loan Request to which it responds, or (iv) is received by the Administrative Agent later than the times provided for above. Any Bid submitted by a Bank pursuant to this Section 2.2 shall be irrevocable and shall be promptly confirmed by a telecopy or other form of facsimile communication in the form of Exhibit E, provided that in all events the telephone Bid received by the Administrative Agent shall be binding on the relevant Bank and shall not be altered, modified, or in any other manner affected by any inconsistent terms contained in, or terms missing from, the Bank's Confirmation of Bid. Each offer contained in a Bid to make a Bid Loan in a certain amount, at a certain interest rate, and for a certain Interest Period is referred to herein as an "Offer".

          Section 2.3. Notice of Bids; Advice of Rate. The Administrative Agent shall give telephonic notice to Chemical of the number of Bids made, the terms of the Offers contained in such Bids (including the interest rate(s) and Interest Period(s) applicable to each Bid, the maximum principal amount bid at each interest rate for each Interest Period, and the identity of the Bank making such Bid), such notice to be given by 9:15 a.m. (Chicago time) on the Auction Date. The Administrative Agent shall send a written summary of all Bids received by it to Chemical by 2:00 p.m. (Chicago time) on the same day. The interest rates quoted for Eurodollar Bid Loans shall be expressed in terms of the Bid Margin to be added to or subtracted from the Adjusted Eurodollar Rate to be applicable to such Bid Loan.

          Section 2.4. Acceptance or Rejection of Bids. Chemical may in its sole and absolute discretion, subject only to the provisions of this Section, irrevocably accept or reject any Offer contained in a Bid. No later than the later of 9:45 a.m. (Chicago time) or 30 minutes after receipt of telephonic notice of bids on the Auction Date, Chemical shall give telephonic notice to the Administrative Agent of whether and to what extent it has decided to accept or reject any or all of the Offers contained in the Bids made in response to the related Bid Loan Request, which notice shall be promptly confirmed by telecopier or other form of facsimile communication to be received by the Administrative Agent on the proposed Borrowing Date; provided, however, that (a) Chemical shall accept Offers for any of the maturities specified by Chemical in the related Bid Loan Request Confirmation solely on the basis of ascending interest rates for each such Interest Period for each Stated Rate Bid Loan or Eurodollar Bid Loan as the case may be for such Interest Period, (b) if Chemical declines to borrow, or if it is restricted by any other condition hereof from borrowing, the maximum principal amount of Bid Loans in respect of which Offers at a particular interest rate for a particular Interest Period have been made, then Chemical shall accept a pro rata portion of each such Offer, based as nearly as possible on the ratio of the maximum aggregate principal amounts of Bid Loans for which each such Offer was made by each Bank (provided that, if the available principal amount of Bid Loans to be so allocated is not sufficient to enable Bid Loans to be so allocated to each relevant Bank in integral multiples of $1,000,000, then Chemical may round allocations up or down in integral multiples not less than $100,000 as it shall deem appropriate), (c) the aggregate principal amount of all Offers accepted by Chemical shall not exceed the maximum amount contained in the related Bid Loan Request Confirmation, and (d) no Offer of a Bid Loan shall be accepted in a principal amount less than $1,000,000 and thereafter in integral multiples of $500,000 (provided that such Offer may be rounded up or down as provided for in (b) above). Any telephone notice given by Chemical pursuant to this Section shall be irrevocable and shall not be altered, modified, or in any other manner affected by any inconsistent terms contained in, or terms missing from, any written confirmation of such notice.

          Section 2.5.  Notice of Acceptance or Rejection of Bids.

          (a) Notice to Banks Making Successful Bids. The Administrative Agent shall give telephonic notice to each Bank if any of the Offers contained in its Bid have been accepted (including the amount, the applicable interest rate and Interest Period for each accepted Offer) no later than 10:15 a.m. (Chicago time) on the Auction Date, and each successful bidder will thereupon become bound, subject to Section 6 and the other applicable conditions hereof, to make the Bid Loan(s) in respect of which its Offer has been accepted. As soon as practicable thereafter the Administrative Agent shall send a Notice of Acceptance of Bid substantially in the form of Exhibit F hereto to each such successful bidder; provided, however, that failure to give such Notice of Acceptance shall not affect the obligation of such successful bidder to disburse its Bid Loans as herein required.

          (b) Notice to all Banks. As soon as practicable after each Borrowing Date for Bid Loans, the Administrative Agent shall notify each Bank (whether or not its Bid or its Bids were successful) of the aggregate amount of Bid Loans advanced pursuant to the relevant Bid Loan Request on such Borrowing Date, the maturities thereof, and the lowest and highest interest rates at which Bid Loans were made for each maturity.

          (c) Disbursement of Bid Loans. Not later than 1:30 p.m. (Chicago time) on the Borrowing Date for each Borrowing of a Bid Loan(s), each Bank bound to make a Bid Loan(s) in accordance with Section 2.5(a) shall, subject to
Section 6 and the other applicable conditions hereof, make available to the Administrative Agent the principal amount of each such Bid Loan in immediately available funds at the Administrative Agent's principal office in Chicago, Illinois. The Administrative Agent shall promptly thereafter make available to the Borrower like funds as received from each Bank, at such office of the Administrative Agent in Chicago, Illinois.

          (d) Interest on Bid Loans. Each Borrower, jointly and severally, shall pay interest on the unpaid principal amount of each Bid Loan from the applicable Borrowing Date to the maturity thereof at the rate of interest applicable to such Bid Loan as determined pursuant to the above provisions (calculated on the basis of a 360 day year and the actual number of days elapsed) payable on the last day of the Interest Period applicable to such Bid Loan and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than 90 days, on each day occurring every 90 days after the date such Loan is made.

          Section 2.6. Telephonic Notice. Each Bank's telephonic notice to the Administrative Agent of its Bid pursuant to Section 2.2(c) hereof, and Chemical's telephonic acceptance of any Offer contained in a Bid pursuant to
Section 2.4 hereof, shall be irrevocable and binding on such Bank and the applicable Borrower and shall not be altered, modified, or in any other manner affected by any inconsistent terms contained in, or missing from, any telecopy or other confirmation of such telephonic notice. It is understood and agreed by the parties hereto that the Administrative Agent shall be entitled to act (or to fail to act) hereunder in reasonable reliance on its records of any telephonic notices provided for herein and that the Administrative Agent shall not incur any liability to any Person in so doing if its records conflict with any telecopy or other confirmation of a telephone notice or otherwise, provided that the Administrative Agent has acted (or failed to act) in good faith. It is further understood and agreed by the parties hereto that the times of day as set forth in this Section 2.6 are for the convenience of all the parties for providing notices and that no party shall incur any liability or other responsibility for any failure to provide such notices within the specified times; provided, however, that the Administrative Agent shall have no obligation to notify Chemical of any Bid received by it later than 8:45 a.m. (Chicago time) on the Auction Date, and no acceptance by Chemical of any Offer contained in such a Bid shall be effective to bind any Bank to make a Bid Loan, nor shall the Administrative Agent be under any obligation to notify any Person of an acceptance, if notice of such acceptance is received by the Administrative Agent later than the later of 9:45 a.m. (Chicago time) or 30 minutes after receipt of telephonic notice of bids on the Auction Date.

SECTION 3.  THE NOTES, FEES, PREPAYMENTS, TERMINATIONS AND
            APPLICATION OF PAYMENTS.

          Section 3.1. The Notes. All Loans made by each Bank to the Borrowers hereunder shall be evidenced by a single Revolving Credit Note of the Borrowers, jointly and severally, substantially in the form of Exhibit A hereto (individually, a "Revolving Note" or "Note" and together, the "Revolving Notes" or "Notes") payable to the order of such Bank, but the aggregate principal amount of indebtedness evidenced by such Revolving Note at any time shall be, and the same is to be determined by, the aggregate principal amount of all Loans made by such Bank to the Borrowers pursuant hereto on or prior to the date of determination less the aggregate amount of principal repayments on such Loans received by or on behalf of such Bank on or prior to such date of determination. Each Revolving Note shall be dated as of the execution date of this Agreement, shall be delivered concurrently herewith, and shall be expressed to mature on the Termination Date and to bear interest as provided in Sections 1.2, 1.3 and 2 hereof. Each Bank shall record on its books or records or on a schedule to its Revolving Note the amount of each Loan made by it hereunder and all payments of principal and interest and the principal balance from time to time outstanding, provided that prior to any transfer of such Revolving Note all such amounts shall be recorded on a schedule to such Revolving Note. The record thereof, whether shown on such books or records or on a schedule to the Revolving Note, shall be prima facie evidence as to all such amounts; provided, however, that the failure of any Bank to record any of the foregoing shall not limit or otherwise affect the joint and several obligation of the Borrowers to repay all Loans made hereunder together with accrued interest thereon. Upon the request of any Bank, the Borrowers will furnish a new Revolving Note to such Bank to replace its outstanding Revolving Note and at such time the first notation appearing on the schedule on the reverse side of, or attached to, such Revolving Note shall set forth the aggregate unpaid principal amount of all Loans then outstanding from such Bank. Such Bank will cancel the outstanding Revolving Credit Note upon receipt of the new Revolving Note.

          Section 3.2. Facility Fee. For the period from the date hereof to and including the Termination Date, or such earlier date on which the Revolving Credit is terminated in whole pursuant to Section 3.5 hereof, the Borrowers, jointly and severally, shall pay to the Administrative Agent for the account of the Banks a facility fee with respect to the Revolving Credit at the rate per annum (computed on a basis of a year of 365/366 days for the actual number of days elapsed) equal to the Applicable Margin in effect from time to time of the maximum amount of the Revolving Credit Commitments, calculated without regard to whether any credit is available or outstanding under the Revolving Credit (determined in each case after giving effect to any reductions thereof as specified in Section 3.5 hereof). Such fee shall be payable quarterly in arrears on the last day of each March, June, September and December commencing on the last day of December, 1996, and on the Termination Date, unless the Revolving Credit is terminated in whole on an earlier date, in which event the fees for the period from the date of the last payment made pursuant to this
Section 3.2 through the effective date of such termination in whole shall be paid on the date of such earlier termination in whole.

          Section 3.3. Agent's Fees. The Borrowers shall pay to and for the sole account of the appropriate Agent such fees as the Borrowers and such Agent may agree upon in writing from time to time. Such fees shall be in addition to any fees and charges the Agents may be entitled to receive under the other Loan Documents.

          Section 3.4. (a) Optional Prepayments of Base Rate Loans. The Borrowers shall have the privilege of prepaying without premium or penalty and in whole or in part (but if in part, then in a minimum principal amount of $5,000,000 or such greater amount which is an integral multiple of $1,000,000) any Borrowing of Base Rate Loans at any time upon prior telecopy or telephonic notice from Chemical to the Administrative Agent on or before 11:00 a.m. (Chicago time) on the Business Day of such prepayment. Any amount prepaid under the Revolving Credit may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

          (b) Optional Prepayments of Swingline Loans. The Borrowers may prepay any borrowing of Swingline Loans, upon telephonic notice (which shall be promptly confirmed in writing by facsimile communication, telex or telegraph) by no later than 11:00 a.m. (Chicago time) on the date of such prepayment from Chemical to the Administrative Agent, such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon and any compensation required by Section 9.4 hereof, if applicable; provided, however, that any such prepayment shall be in a principal amount of no less than $250,000 or such greater amount which is an integral multiple of $100,000, and after giving effect to any such prepayment the outstanding principal amount of any such borrowing of Swingline Loans prepaid in part shall not be less than $250,000 or such greater amount which is an integral multiple of $100,000.

          (c) Optional Prepayments of Eurodollar Loans. The Borrowers may prepay any borrowing of Eurodollar Loans, upon telephonic notice (which shall be promptly confirmed in writing by facsimile communication, telex or telegraph) by no later than 11:00 a.m. (Chicago time) on the date of such prepayment from Chemical to the Administrative Agent, such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon and any compensation required by Section 9.4 hereof, if applicable; provided, however, that any such prepayment shall be in a principal amount of no less than $10,000,000 or such greater amount which is an integral multiple of $1,000,000, and after giving effect to any such prepayment the outstanding principal amount of any such borrowing of Eurodollar Loans prepaid in part shall not be less than $10,000,000 or such greater amount which is an integral multiple of $1,000,000.

          (d) Mandatory Prepayments of Excess Borrowings. If at any time the Total Outstandings hereunder shall exceed the Revolving Credit Commitments, the Borrowers shall immediately prepay Loans and Reimbursement Obligations outstanding for each Borrower's account and, if necessary, pledge cash collateral to the Administrative Agent to secure outstanding L/Cs issued for such Borrower's account, in an amount equal to such excess.

          Section 3.5. Revolving Credit Termination. The Borrowers shall have the right at any time upon 5 days' prior notice to the Banks to terminate the Revolving Credit in whole or in part (but if in part in a minimum principal amount of $10,0000,000 or such greater amount which is an integral multiple of $5,000,000); provided, however, that the Borrowers may not terminate any portion of the Revolving Credit which represents outstanding Revolving Credit Obligations unless the Borrowers contemporaneously prepay the same or, with respect to any outstanding L/Cs, pledge cash collateral to the Administrative Agent to secure the same.

          Section 3.6. Place and Application of Payments. All payments by the Borrowers hereunder shall be made to the Administrative Agent at its office at 111 West Monroe Street, Chicago, Illinois 60690 and in immediately available funds, prior to 12:00 noon on the date of such payment. All such payments shall be made without setoff or counterclaim and without reduction for, and free from, any and all present and future levies, imposts, duties, fees, charges, deductions withholdings, restrictions or conditions of any nature imposed by any government or any political subdivision or taxing authority thereof. Any payments received after 12:00 noon Chicago time (or after any later time the Banks may otherwise direct) shall be deemed received upon the following Business Day. The Administrative Agent shall remit to each Bank its proportionate share of each payment of principal, interest and facility fees received by the Administrative Agent by 3:00 P.M. Chicago time on the same day of its receipt and its proportionate share of each such payment received by the Administrative Agent after 12:00 noon on the Business Day following its receipt by the Administrative Agent. In the event the Administrative Agent does not remit any amount to any Bank when required by the preceding sentence, the Administrative Agent shall pay to such Bank interest on such amount until paid at a rate per annum equal to the Fed Funds Rate. Each Borrower hereby authorizes the Administrative Agent to automatically debit its designated account with Harris for any principal, interest and fees when due under the Notes, any L/C Agreements or this Agreement and to transfer the amount so debited from such account to the Administrative Agent for application as herein provided.

          Section 3.7. Closing Fee. The Company shall pay to the Administrative Agent for the ratable account of the Banks a closing fee in an amount equal to 0.025% of the aggregate amount of all of the Revolving Credit Commitments, payable upon the execution and delivery of this Agreement.

Section 4.  Definitions;.

        Section 4.1. Certain Definitions. The terms hereinafter set forth when used herein shall have the following meanings:

        "Acquisition" shall mean the acquisition of First Mississippi by Chemical pursuant to the terms and conditions of the Acquisition Documents through the merger after the Spin-Off of MISS SUB, INC., a wholly owned subsidiary of Chemical, with and into First Mississippi.

        "Acquisition Documents" shall mean the First Mississippi Purchase Agreement, the Agreement and Plan of Distribution (the "Distribution Agreement") dated as of December 18, 1996 by and between First Mississippi and ChemFirst Inc. ("ChemFirst"), a wholly owned Subsidiary of First Mississippi, the Tax Disaffiliation Agreement dated as of December 18, 1996 by and between First Mississippi and ChemFirst, and the Employee Benefits and Compensation Agreement dated as of December 18, 1996 by and between First Mississippi and ChemFirst.

        "Adjusted Eurodollar Rate" means a rate per annum determined pursuant to the following formula:

        Adjusted Eurodollar Rate  =             Eurodollar Rate
                                       -----------------------------------
                                            100% - Reserve Percentage

        "Administrative Agent" shall have the meaning specified in the first paragraph of this Agreement.

        "Affiliate" shall mean, for any Person, any other Person (including all directors and officers of such Person) that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" means the power, directly or indirectly, to direct or cause the direction of management or policies of a Person (through ownership of voting securities, by contract or otherwise), provided that, in any event for purposes of the definition any Person that owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors of a corporation or 10% or more of the partnership or other ownership interests of any other Person will be deemed to control such corporation or other Person.

        "Agents" shall mean the Administrative Agent and the Syndication Agent.

        "Agreement" shall mean this Credit Agreement as supplemented and amended from time to time.

        "Annualized Average EBIT" shall mean with reference to any fiscal quarter, an amount equal to the Relevant Parties' EBIT, each calculated on a consolidated basis in accordance with generally accepted accounting principles, for the eight consecutive fiscal quarters ending with such fiscal quarter divided by two.

        "Annualized Interest Expense" shall mean:

        (a) with reference to any period ending from and including the date hereof to and including September 30, 1997, an amount equal to the Interest Expense of Chemical and its Subsidiaries, determined in accordance with generally accepted accounting principles, consistently applied, for the period from and including the date hereof to and including the last day of such period multiplied by a fraction, the numerator of which is 365 and the denominator of which is the number of those days in such period including and following the date hereof; and

        (b) with reference to any fiscal quarter ending after September 30, 1997, an amount equal to the Interest Expense of Chemical and its Subsidiaries, determined in accordance with generally accepted accounting principles, consistently applied, for the four consecutive fiscal quarters then ended.

        "Applicable Margin" shall mean, with respect to the Facility Fee and each type of Loan described below, the rate of interest per annum shown below for the range of Pricing Ratio specified below:

                     Level I             Level II                 Level III                Level IV                    Level V
Pricing         (less than) 0.75x   (greater than            (greater than              (greater than           (greater than) 3.00x
Ratio                                or equal to) 0.75x and   or equal to) 1.50x and     or equal to) 2.25x and
                                     (less than)  1.50x       (less than)  2.25x         (less than or
                                                                                            equal to) 3.00x

Fed Funds Rate               .15%                  .25%                    .475%                      .675%                    1.00%
Loans

Base Rate Loans                0%                    0%                       0%                         0%                     .25%

Eurodollar Loans             .15%                  .25%                    .475%                      .675%                    1.00%

Facility Fee                 .10%                  .12%                     .15%                       .20%                     .25%

The Applicable Margins will be adjusted upon receipt of Chemical's quarterly Compliance Certificate or Pricing Ratio Certificate for the fiscal quarter ended December 31, 1996 and at the close of every fiscal quarter thereafter. Not later than 5 Business Days after receipt by the Administrative Agent of the certificates called for by Section 7.4(c) or (f) hereof for each fiscal quarter, the Administrative Agent shall determine the Pricing Ratio for the applicable period and shall promptly notify Chemical and the Banks of such determination and of any change in the Applicable Margins resulting therefrom. Any such change in the Applicable Margins shall be effective as of the forty-fifth (45th) day following the close of each fiscal quarter with respect to all Revolving Credit Loans and Swingline Loans outstanding on such date, and such new Applicable Margins shall continue in effect until the forty-fifth (45th) day following the close of the next succeeding fiscal quarter. Each determination of the Pricing Ratio and Applicable

Margins by the Administrative Agent in accordance with this Section shall be conclusive and binding on the Borrowers and the Banks absent manifest error. From the date hereof until the Applicable Margins are first adjusted pursuant hereto, the Applicable Margins shall be those set forth in Level II above.

          "Bank" and "Banks" shall have the meanings specified in the first paragraph of this Agreement.

          "Base Rate" means for any day the rate of interest announced by Harris from time to time as its prime commercial rate in effect on such day, with any change in the Base Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (the "Harris Prime Rate"), provided that if the rate per annum determined by adding 1/2 of 1% to the rate at which Harris would offer to sell federal funds in the interbank market on or about 10:00 A.M. (Chicago time) on any day (the "Adjusted Fed Funds Rate") shall be higher than the Harris Prime Rate on such day, then the Base Rate for such day and for the succeeding day which is not a Business Day shall be such Adjusted Fed Funds Rate. The determination of the Adjusted Fed Funds Rate by the Administrative Agent shall be final and conclusive provided it has acted in good faith in connection therewith.

          "Base Rate Loan" shall mean a Revolving Credit Loan which bears interest as provided in Section 1.3(a) hereof.

          "Bid Loan" shall have the meaning specified in Section 2.1 hereof.

          "Borrower" and "Borrowers" shall have the meaning specified in the first paragraph of this Agreement.

          "Borrowing" means the total of Loans (other than Swingline Loans) of a single type made by the Banks to any Borrower on a single date and for a single Interest Period. Borrowings of Revolving Credit Loans are made ratably from the Banks according to their Revolving Credit Commitments. Borrowings of a Bid Loan or Bid Loans are made from a Bank or Banks in accordance with the procedures of
Section 2 hereof.

          "Business Day" shall mean any day except Saturday or Sunday on which banks are open for business in Chicago, Illinois, and, with respect to Eurodollar Loans and Eurodollar Bid Loans, dealing in United States dollar deposits in London, England and Nassau, Bahamas.

          "Capitalized Lease" shall mean any lease or obligation for rentals which is required to be capitalized on a consolidated balance sheet of a Person and its Subsidiaries in accordance with generally accepted accounting principles, consistently applied.

          "Capitalized Lease Obligation" shall mean the present discounted value of the rental obligations under any Capitalized Lease.

          "Change of Control" shall mean the occurrence, after the date hereof, of (i) any Person or two or more Persons acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of Chemical (or other securities convertible into such securities) representing more than 20% of the combined voting power of all securities of Chemical entitled to vote in the election of directors; or
(ii) commencing after the date hereof, individuals who as of the date hereof were directors of Chemical ceasing for any reason to constitute a majority of the Board of Directors of Chemical unless the Persons replacing such individuals were nominated by the Board of Directors of Chemical; or (iii) any Person or two or more Persons acting in concert acquiring by contract or otherwise, or entering into a contract or arrangement which upon consummation will result in its or their acquisition of, or control over, securities of Chemical (or other securities convertible into such securities) representing more than 20% of the combined voting power of all securities of Chemical entitled to vote in the election of directors.

          "Chemical Guaranty" shall mean the Guaranty Agreement of even date herewith from the Borrowers, as guarantors thereunder, to the lenders under the First Mississippi Credit Agreement pursuant to which the Borrowers guaranty the payment when due of the Guarantors' indebtedness, obligations and liabilities under the First Mississippi Credit Agreement and related documents.

          "Commitment Percentage" shall have the meaning set forth in
Section 1.1(b) hereof.

          "Compliance Certificate" shall mean a Compliance Certificate in the form of Exhibit H attached hereto.

          "Debt" of any Person shall mean as of any time the same is to be determined, the aggregate (without duplication) of:

          (a) all indebtedness, obligations and liabilities with respect to borrowed money;

          (b) all guaranties, endorsements (other than any liability arising out of the endorsement of items for deposit or collection in the ordinary course of business) and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, indebtedness or securities of others or to purchase Property of others at the request or demand of any creditor of such Person;

          (c) all reimbursement and other obligations with respect to letters of credit (whether drawn or undrawn), banker's acceptances, customer advances and other extensions of credit whether or not representing obligations for borrowed money;

          (d)   the aggregate amount of Capitalized Lease Obligations;

          (e) all indebtedness and liabilities secured by any lien or any security interest on any Property or assets of such person, whether or not the same would be classified as a liability on a balance sheet; and

          (f) all indebtedness, obligations and liabilities representing the deferred purchase price of Property, excluding trade payables incurred in the ordinary course of business not more than 90 days past due;

all computed and determined on a consolidated basis for such Person and its Subsidiaries after the elimination of intercompany items in accordance with generally accepted accounting principles consistent with those used in the preparation of the audit report referred to in Section 5.2 hereof.

          "EBIT" means, for any Person and with reference to any period, Net Income for such period plus all amounts deducted in arriving at such Net Income amount in respect of (i) Interest Expense for such period, plus (ii) federal, state and local income taxes for such period.

          "EBITDA" means, for any Person and with reference to any period, Net Income for such period plus all amounts deducted in arriving at such Net Income amount in respect of (i) Interest Expense for such period, plus (ii) federal, state and local income taxes for such period, plus (iii) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period on the books of such Person and its Subsidiaries.

          "Environmental Laws" shall mean all federal, state and local environmental, health and safety statutes and regulations, including without limitation all statutes and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "Eurodollar Bid Loan" shall have the meaning specified in Section 2.1 hereof.

          "Eurodollar Loan" shall mean a Revolving Credit Loan which bears interest as provided in Section 1.3(b) hereof.

          "Eurodollar Rate" shall mean for each Interest Period applicable to a Eurodollar Loan or Eurodollar Bid Loan, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to nearest one hundred-thousandth of a percentage point) at which deposits in U.S. dollars in immediately available funds are offered to the Administrative Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by three (3) or more major banks in the interbank eurodollar market selected by the Administrative Agent for a period equal to such Interest Period and in an amount equal or comparable to the principal amount of the Eurodollar Loan or Eurodollar Bid Loan scheduled to be made by the Administrative Agent or, in the case of a

Eurodollar Bid Loan, the applicable Bank (if other than the Administrative Agent) during such Interest Period.

          "Event of Default" shall mean any event or condition identified as such in Section 8.1 hereof.

          "Existing Agreements" shall have the meaning specified in Section 7.15 hereof.

          "Existing Banks" shall have the meaning specified in Section 7.15 hereof.

          "Farmland MissChem, Ltd. " means that certain Trinidad limited liability company equally owned by Chemical and Farmland Industries, Inc. which was formed to develop the Farmland MissChem Project.

          "Farmland MissChem Project " means that certain project commenced by Farmland MissChem, Ltd. to develop an ammonia plant in Trinidad.

          "Farmland MissChem Project Contingent Obligations" means the contingent obligations described on Exhibit K hereto.

          "Fed Funds Rate" shall have the meaning specified in Section 1.7(c) hereof. "Fed Funds Rate Loan" shall mean a Swingline Loan that bears interest as provided in Section 1.3(c) hereof.

          "First Mississippi" shall mean First Mississippi Corporation, a Mississippi corporation. "First Mississippi Purchase Agreement" shall mean the Agreement and Plan of Merger dated as of August 27, 1996 by and among Chemical, MISS SUB INC. and First Mississippi.

          "First Mississippi Credit Agreement" shall mean that certain Credit Agreement dated as of even date herewith among First Mississippi and AMPRO Fertilizer, Inc., a Louisiana corporation, the lenders party thereto, Harris, as Administrative Agent and Bank of Montreal, as Syndication Agent, as supplemented and amended from time to time.

          "Fixed Fed Funds Rate" means with respect to each Interest Period applicable to a Fed Funds Loan, the rate of interest per annum as determined by the Administrative Agent at which term federal funds would be offered by the Administrative Agent on the first day of such Interest Period to major banks in the interbank market upon request by such major banks for a period equal to such Interest Period and in an amount equal to the principal amount of the Fed Funds Loan scheduled to be outstanding during such Interest Period. Each determination of the Fed Funds Rate made by the Administrative Agent in accordance with this paragraph shall be conclusive and binding on the Borrowers except in the case of manifest error or willful misconduct.

          "Fixed Rate Loan" shall mean any Offered Rate Loan, Eurodollar Loan, Bid Loan or Fed Funds Rate Loan.

          "Guaranty Agreement" shall mean that certain Guaranty Agreement dated as of even date herewith executed by the Guarantors in favor of the Banks.

          "Guarantors" shall mean First Mississippi and AMPRO Fertilizer, Inc., a Louisiana corporation, in their capacity as guarantors under the Guaranty Agreement.

          "Harris" shall have the meaning specified in the first paragraph of this Agreement. "Interest Coverage Ratio" shall mean (i) with reference to any fiscal quarter of Chemical and its Subsidiaries ending during the period from and including the date hereof to and including June 30, 1997, the ratio of
(x) Annualized Average EBIT to (y) Annualized Interest Expense for the period from and including the date hereof to and including the date of determination and (ii) with reference to each fiscal quarter of Chemical and its Subsidiaries ending thereafter, the ratio of (x) Annualized Average EBIT to (y) Annualized Interest Expense for the preceding four fiscal quarters.

          "Interest Expense" shall mean, for any Person and with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations, all amortization of debt discount and expense and all fees relating to letters of credit accrued and all net obligations pursuant to interest rate hedging agreements) of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles, consistently applied.

          "Interest Period" shall mean with respect to (a) any Eurodollar Loan, the period used for the computation of interest commencing on the date the relevant Eurodollar Loan is made, continued or effected by conversion and concluding on the date one, two, three, six or twelve months thereafter as selected by Chemical in its notice as provided herein, (b) any Eurodollar Bid Loan, the period used for the computation of interest commencing on the date the relevant Eurodollar Bid Loan is made, continued or effected by conversion and concluding on the date one, two, three, four, five or six months thereafter as selected by Chemical in its notice as provided herein, (c) any Offered Rate Loan, the period used for the computation of interest commencing on the date of the relevant Offered Rate Loan is made and concluding on the date 1 to 7 days thereafter as agreed by the Administrative Agent and Chemical, (d) any Fed Funds Rate Loan, the period used for the computation of interest commencing on the date of the relevant Fed Funds Rate Loan and concluding on the date 1 to 7 days thereafter as agreed by the Administrative Agent and Chemical, and (e) any Stated Rate Bid Loan, the period commencing on, as the case may be, the creation, continuation or conversion date with respect to such Stated Rate Bid Loan and ending one (1) to one hundred eighty (180) days thereafter as selected by Chemical in its notice as provided herein; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

           (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless in the case of an Interest Period for a Eurodollar Loan or Eurodollar Bid Loan the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

          (ii)   no Interest Period may extend beyond the Termination Date; and

          (iii) the interest rate to be applicable to each Loan for each Interest Period shall apply from and including the first day of such Interest Period to but excluding the last day thereof.

For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding day in the next calendar month, provided, however, if an Interest Period begins on the last day of a month or if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month.

          "Inventory" shall mean all raw materials, work in process, finished goods, and goods held for sale or lease or furnished or to be furnished under contracts of service in which any Borrower or any Subsidiary now has or hereafter acquires any right.

          "L/C" shall have the meaning set forth in Section 1.5 hereof.

          "L/C Agreement" shall have the meaning set forth in Section 1.5 hereof.

          "L/C Administrative Fee" has the meaning specified in Section 1.5(a) hereof.

          "L/C Issuance Fee" has the meaning specified in Section 1.5(a) hereof.

          "L/C Participation Fee" shall have the meaning specified in
Section 1.5(a) hereof.

          "Leverage Ratio" shall mean, as of any date of determination, the ratio of (x) the sum of all Debt of Chemical and its Subsidiaries (determined on a consolidated basis) to (y) an amount equal to the Relevant Parties' EBITDA, each calculated on a consolidated basis in accordance with generally accepted accounting principles, for the eight consecutive fiscal quarters ending with such fiscal quarter divided by two.

          "LIBOR Index Rate" shall mean, for any Interest Period applicable to a Eurodollar Loan, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the day two Business Days before the commencement of such Interest Period.

          "Loan" shall mean Revolving Credit Loans, Swingline Loans and Bid Loans, and each of them singly, and the term "type" of Loan refers to its status as a Fed Funds Rate Loan, an Offered Rate Loan, a Eurodollar Loan, Eurodollar Bid Loan, a Base Rate Loan or Stated Rate Bid Loan.

          "Loan Documents" shall mean this Agreement and any and all exhibits hereto, the Notes, the L/C Agreements and the Guaranty Agreement.

          "Net Income" means, for any Person and with reference to any period, the net income of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles, consistently applied, but excluding in any event any items of extraordinary gain or loss.

          "Note" and "Notes" shall have the meanings specified in Section 3.1 hereof. "Offered Rate Loan" shall mean a Swingline Loan that bears interest as provided in Section 1.2(a) hereof.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation.

          "Person" shall mean and include any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

          "Plan" shall mean any employee benefit plan covering any officers or employees of a Borrower or any Subsidiary, any benefits of which are, or are required to be, guaranteed by the PBGC.

          "Potential Default" shall mean any event or condition specified in
Section 8.1 hereof which, with the lapse of time, or giving of notice, or both, would constitute an Event of Default. "Pricing Ratio" shall mean, as of any date or determination, the ratio of (x) the sum of all Debt of Chemical and its Subsidiaries (determined on a consolidated basis) to (y) EBITDA of the Relevant Parties', each determined on a consolidated basis in accordance with generally accepted accounting principles, for the four fiscal quarters ending on such date of determination.

          "Pricing Ratio Certificate" has the meaning specified in
Section 7.4(f) hereof.

          "Property" shall mean all assets and properties of any nature whatsoever, whether real or personal, tangible or intangible, including without limitation intellectual property.

          "Reimbursement Obligations" has the meaning specified in Section 1.6 hereof.

          "Relevant Parties" shall mean (a) with reference to any period prior to the completion of the Acquisition, the Borrowers and the Guarantors, and
(b) with reference to any period after the completion of the Acquisition, Chemical and its Subsidiaries.

          "Required Banks" shall mean any Bank or Banks which in the aggregate have more than 50% of the Revolving Credit Commitments or, if at the time no Revolving Credit Commitments are in effect, any Bank or Banks which in the aggregate hold more than 50% of the aggregate unpaid principal balance of the Loans and Reimbursement Obligations then outstanding.

          "Reserve Percentage" means the daily arithmetic average maximum rate at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed on member banks of the Federal Reserve System during the applicable Interest Period by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on "eurocurrency liabilities" (as such term is defined in Regulation D), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurodollar Loans shall be deemed to be eurocurrency liabilities as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D. As of the date hereof, the Reserve Percentage is zero.

          "Restricted Payments" shall have the meaning specified in Section 7.8 hereof.

          "Revolving Credit" shall have the meaning specified in the first paragraph of this Agreement.

          "Revolving Credit Commitment" and "Revolving Credit Commitments" shall have the meanings specified in Section 1.1(b) hereof.

          "Revolving Credit Loan" and "Revolving Credit Loans" shall have the meanings specified in Section 1.1(a) hereof.

          "Revolving Credit Obligations" shall have the meaning specified in
Section 1.1(a) hereof.

          "Revolving Note" or "Revolving Notes" shall have the meanings specified in Section 3.1 hereof.

          "Spin-Off" shall mean the spin-off of First Mississippi's chemicals and other non-fertilizer businesses to First Mississippi's existing shareholders by means of a pro rata dividend distribution of common stock of ChemFirst pursuant to the terms and conditions of the Distribution Agreement.

          "Subsidiary" shall mean, for any Person, any corporation or other entity of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the Board of Directors of such corporation or similar governing body in the case of a non-corporation (irrespective of whether or not, at the time, stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by such Person or by one or more of its Subsidiaries and in any event the term "Subsidiary" shall include Triad after completion of the Acquisition, but only so long as Triad shall remain in existence.

          "Syndication Agent" shall have the meaning specified in the first paragraph of this Agreement.

          "Tangible Net Worth" means, for any Person and at any time the same is to be determined, the total shareholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock and excluding minority interests in Subsidiaries) which would appear on the balance sheet of such Person and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles, consistently applied, less the sum of the aggregate book value of all assets which would be classified as intangible assets under generally accepted accounting principles, consistently applied, including, without limitation, goodwill, patents, trademarks, trade names, copyrights, franchises and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs and deferred research and development expense, but excluding deferred taxes) and similar assets and the write-up of assets above cost.

          "Telerate Page 3750" shall mean the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits).

          "Termination Date" shall have the meaning set forth in Section 1.1(a) hereof.

          "Total Assets" shall mean, at any time the same is to be determined, the aggregate of all items which would be listed as an asset on a balance sheet of a Person and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

          "Total Outstandings" shall mean the aggregate principal amount of all Loans plus the aggregate principal amount of all unpaid Reimbursement Obligations plus the maximum amount available to be drawn under all L/Cs outstanding under this Agreement.

          "Triad" shall mean Triad Chemical, a Mississippi general partnership.

          "Triad Chemical Product Withdrawal Agreement" shall mean that certain Products Withdrawal Agreement dated June 3, 1968 by and among First Mississippi, MisCoa, a partnership of general partners, Chemical and Coastal Chemical Corporation, a Mississippi corporation.

          Section 4.2. Accounting Terms;. Any accounting term not otherwise specifically defined in this Agreement shall have the meaning customarily given to such term in accordance with generally accepted accounting principles, consistently applied. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purpose of this Agreement, it shall be done in accordance with generally accepted accounting principles, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

Section 5.  Representations and Warranties.

          Each Borrower represents and warrants to the Banks as follows:

          Section 5.1. Organization and Qualification; Non-Contravention';. Each Borrower is duly organized, validly existing and in good standing under the laws of the state of its incorporation, has full and adequate corporate power to carry on its business as now conducted, is duly licensed or qualified in all jurisdictions wherein the nature of its activities requires such licensing or qualifying, except where the failure to be so licensed or qualified would not result in a material adverse change in the Properties, business or operations of Chemical and its Subsidiaries taken as a whole, has full right, power and authority to be a party to the Acquisition, to enter into the Acquisition Documents to which it is a party, this Agreement and the other Loan Documents to which it is a party, to make the borrowings herein provided for, to execute and issue its Notes in evidence thereof, and to perform each and all of the matters and things herein and therein provided for; and the Acquisition Documents to which it is a party, this Agreement and the other Loan Documents do not, nor does the performance or observance by any Borrower of any of the matters or things provided for in the Acquisition Documents and the Loan Documents, contravene any provision of law or any charter or by-law provision or any material covenant, indenture or agreement of or affecting such Borrower or its Properties.

          Section 5.2. Financial Reports;. Chemical has heretofore delivered to each Bank a copy of the annual audit report as of June 30, 1996, and the accompanying financial statements of Chemical and its Subsidiaries and unaudited financial statements of Chemical and its Subsidiaries as of, and for the interim period ending September 30, 1996. Such financial statements have been prepared in accordance with generally accepted accounting principles (except for the omission of footnotes and subject to normal year-end audit adjustments with respect to such unaudited statements) on a basis consistent, except as otherwise noted therein, with that of the previous fiscal year or period and fairly reflect in all material respects the financial position of Chemical and its Subsidiaries as of the dates thereof, and the results of its operations for the periods covered thereby. The Borrowers and their Subsidiaries have no material contingent liabilities other than as indicated on said financial statements and since said date of June 30, 1996, there has been no material adverse change in the condition, financial or otherwise, of any Borrower or any Subsidiary, except those disclosed in writing to the Banks prior to the date of this Agreement.

          Section 5.3. Litigation; Tax Returns; Approvals';. Except as disclosed on Schedule 5.3 hereto, there is no litigation, labor controversy or governmental proceeding pending, nor to the knowledge of any Borrower threatened, against such Borrower or any Subsidiary which if adversely determined would result in any material adverse change in the Properties, business or operations of Chemical and its Subsidiaries taken as a whole. All federal, state and local income tax returns for each Borrower and its Subsidiaries required to be filed have been filed on a timely basis, and all amounts required to be paid as shown by said returns have been paid. There are no pending or, to any Borrower's knowledge, threatened objections to or controversies in respect of the United States federal, state or local income tax returns of any Borrower and its Subsidiaries for any fiscal year. No authorization, consent, license, exemption or filing or registration with any court or governmental department, agency or instrumentality, is or will be necessary to the valid execution, delivery or performance by any Borrower of the Loan Documents or the Acquisition Documents to which it is a party, except such as have been previously obtained or where the failure to obtain such authorization, consent, license, exemption or make such filing or registration would not result in a material adverse change in the Properties, business or operations of Chemical and its Subsidiaries taken as a whole.

          Section 5.4. Regulation U;. Neither any Borrower nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan or other extension of credit hereunder will be used to purchase or carry any margin stock or to extend credit to others for such a purpose.

          Section 5.5. No Default;. The Borrowers are in full compliance with all of the terms and conditions of this Agreement, and no Potential Default or Event of Default is existing under this Agreement.

          Section 5.6. ERISA;. The Borrowers and their Subsidiaries are in compliance in all material respects with ERISA to the extent applicable to it and neither any Borrower nor any Subsidiary has received any notice to the contrary from the PBGC or any other governmental entity or agency. No steps have been taken to terminate any Plan, and no contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Plan which might result in the incurrence by any Borrower or any Subsidiary of any material liability, fine or penalty. Neither any Borrower nor any Subsidiary has any contingent liability with respect to any post-retirement benefit under a Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

          Section 5.7. Debt and Security Interests;. The Borrowers and their Subsidiaries have no Debt except Debt permitted by Section 7.10 hereof, and there are no security interests, liens or encumbrances on any of the assets or Property of any Borrower or any Subsidiary except for those permitted by Section
7.9 hereof.

          Section 5.8. Subsidiaries and Guarantors;. The Borrowers' only Subsidiaries are identified on Exhibit G hereof. Each of said Subsidiaries is duly organized and validly existing under the laws of the state or country of its incorporation, has full and adequate corporate power to carry on its business as now conducted, and is duly licensed or qualified to do business in all jurisdictions wherein the nature of its activities requires such licensing or qualification, except where the failure to be so licensed or qualified would not result in a material adverse change in the Properties, business or operations of Chemical and its Subsidiaries taken as a whole. Each Guarantor has full right, power and authority to execute and deliver the Loan Documents and Acquisition Documents executed by it and to perform each and all of the matters and things therein provided for; and the Loan Documents and Acquisition Documents executed by it do not, nor does the performance or observance by any Guarantor of any of the matters or things therein provided for, contravene any provision of law or any provision of any charter, partnership agreement, articles of incorporation or bylaws of any Guarantor or any material covenant, indenture or agreement of or affecting any Guarantor or any of such Guarantor's Property.

     Section 5.9. Accurate Information;. No information, exhibit or report furnished by any Borrower or any Subsidiary to the Banks in connection with the negotiation or performance of the Loan Documents contains any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made.

     Section 5.10. Enforceability;. This Agreement is and the other Loan Documents and Acquisition Documents to which each Borrower is a party are the legal, valid and binding agreements of such Borrower, enforceable against it in accordance with its terms, except as may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws or judicial decisions for the relief of debtors or the limitation of creditors' rights generally; and (b) any equitable principles relating to or limiting the rights of creditors generally or any equitable remedy which may be granted to cure any defaults.

     Section 5.11. Restrictive Agreements;. No Borrower is a party to any contract or agreement, or subject to any charge or other corporate restriction, which affects its ability to execute, deliver and perform the Loan Documents to which it is a party and repay its indebtedness, obligations and liabilities under the Loan Documents or which materially and adversely affects the financial condition or results of operations of Chemical and its Subsidiaries taken as a whole, or would materially and adversely affect such Borrower's legal ability to repay the indebtedness, obligations and liabilities under the Loan Documents, or any Bank's or the Agent's rights under the Loan Documents to which any Borrower is a party.

     Section 5.12. No Violation of Law;. Neither any Borrower nor any Subsidiary is in violation of any law, statute, regulation, ordinance, judgment, order or decree applicable to it which violation would materially and adversely affect any Bank's or any Agent's rights under the Loan Documents or the financial condition or results of operations of Chemical and its Subsidiaries taken as a whole.

     Section 5.13.  No Default Under Other Agreements;.  Neither any
Borrower nor any Subsidiary is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which it is a party or by which it or its Property is bound, which default would materially and adversely affect any Bank's or any Agent's rights under the Loan Documents or the financial condition or results of operations of Chemical and its Subsidiaries taken as a whole.

     Section 5.14. Status Under Certain Laws;. Neither any Borrower nor any of its Subsidiaries is an "investment company" or a person directly or indirectly controlled by or acting on behalf of an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding Company," or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

Section 6.  Conditions Precedent;.

        The obligation of the Banks or the Administrative Agent to make any Loan pursuant hereto shall be subject to the following conditions precedent:

        Section 6.1. Initial Extension of Credit;. Prior to the initial Loan hereunder, the following conditions precedent shall have been satisfied:

        (a) the Borrowers shall have delivered to the Administrative Agent for the benefit of the Banks in sufficient counterparts for distribution to the
Banks:

             (i)   the Notes (one for each Bank);

             (ii)   the Guaranty Agreement executed by the Guarantors;

             (iii) good standing certificates for each Borrower and each Guarantor issued by the states of Delaware, Louisiana, New Mexico and Mississippi, as applicable, issued not more than 30 days before the date of this Agreement;

             (iv) copies of the Articles of Incorporation, and all amendments thereto, of each Borrower and each Guarantor, certified by the Secretary of State of its state of incorporation not more than 30 days before the date of this Agreement;

             (v) copies of the By-Laws, and all amendments thereto, of each Borrower and each Guarantor, certified as true, correct and complete on the date hereof by the Secretary or Assistant Secretary of each Borrower and each Guarantor;

             (vi) copies, certified as true, correct and complete by the Secretary or Assistant Secretary of each Borrower and each Guarantor, of resolutions regarding the transactions contemplated by this Agreement, duly adopted by the Board of Directors of each Borrower and Guarantor and satisfactory in form and substance to the Agents;

             (vii) a pay-off letter from the Existing Banks under the Existing Agreements in form and substance satisfactory to the Agents and such other evidence that all of the Borrowers' indebtedness thereunder has been fully paid as the Agents may require;

             (viii) an incumbency and signature certificate for each Borrower and each Guarantor satisfactory in form and substance to the Agents;

             (ix) copies, certified as true, complete and correct by the Secretary, Assistant Secretary or other authorized officer of Chemical, of the Acquisition Documents, together with a certificate or certificates of the Secretary, Assistant Secretary or other authorized officer of Chemical to the effect that the representations and warranties of Chemical contained in the First Mississippi Purchase Agreement are true and correct in all material respects as of the date thereof (except as to any representation or warranty that specifically relates to an earlier date, each of which is true and correct in all material respects as of such earlier date, and except as otherwise contemplated by the First Mississippi Purchase Agreement), that Chemical has performed in all material respects all obligations required to be performed by it under the First Mississippi Purchase Agreement and that the First Mississippi Purchase Agreement has not been amended or otherwise modified, nor has any term or provision thereof been waived, in a manner that would materially and adversely affect Chemical's ability to repay its indebtedness, obligations and liabilities to the Banks under the Loan Documents or the financial condition of Chemical and its Subsidiaries taken as a whole; and

             (x) copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the Acquisition and the execution and delivery of this Agreement and the other Loan Documents to the extent the Administrative Agent may reasonably request.

     (b) the Agents shall have received (i) all fees payable to them in connection with the execution and delivery of this Agreement and the transactions contemplated hereby, and (ii) the fees required by Section 3.7 hereof;

     (c) all conditions precedent to the Acquisition, except the completion of the Spin-Off and the financings under this Agreement and the First Mississippi Credit Agreement, shall have been satisfied and the Agents shall have received evidence satisfactory to it of the foregoing;

     (d) the Administrative Agent shall have received evidence satisfactory to the Agents that the closing of the Acquisition shall occur prior to the second Business Day immediately following the date hereof;

     (e) substantially concurrently with the closing hereof, First
Mississippi and its Subsidiaries shall have executed the First Mississippi Credit Agreement and all conditions precedent to the making of the initial loans thereunder, except the satisfaction of the conditions precedent to the making of the initial Loan under this Agreement shall have been fully satisfied;

     (f) the Administrative Agent shall have received evidence satisfactory to the Agents that prior to the second Business Day immediately following the date hereof, the closing of the Spin-Off shall occur; and

     (g) the Administrative Agent shall have received evidence of insurance required by Section 7.3 hereof; and

     (h) the Administrative Agent shall have received current Phase I environmental inspection reports for the real property listed on Schedule 6.1(i) hereto owned by the Borrowers and the Guarantors satisfactory to the Administrative Agent.

     Section 6.2. Each Extension of Credit;. As of the time of the making of each Loan hereunder (including the initial Loan):

     (a) each of the representations and warranties set forth in Section 5 hereof shall be and remain true and correct as of said time, except that the representations and warranties made under Section 5.2 shall be deemed to refer to the most recent financial statements furnished to the Banks pursuant to
Section 7.4 hereof;

     (b) the Borrowers shall be in full compliance with all of the terms and conditions hereof, and no Potential Default or Event of Default shall have occurred and be continuing;

     (c) with respect to each Loan requested by Chemical, for itself or any other Borrower, the aggregate amount of the Total Outstandings shall not exceed the Revolving Credit Commitments;

     (d) immediately after giving effect thereto, not more than 25% of the value of the Borrowers' and their Subsidiaries' assets that are subject to Sections 7.9 and 7.12 hereof shall constitute margin stock (as defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System); and

     (e) with respect to each Swingline Loan requested by Chemical, for itself or any other Borrower, the aggregate principal amount of all Swingline Loans outstanding after giving effect to the requested Swingline Loans shall not exceed $20,000,000;
and the request by Chemical for itself or any other Borrower, for any Loan pursuant hereto shall be and constitute a warranty to the foregoing effects.

     Section 6.3. Legal Matters;. Legal matters incident to the execution and delivery of the Loan Documents shall be satisfactory to each of the Banks and their legal counsel; and prior to the initial Loan hereunder, the Administrative Agent shall have received the favorable written opinion of Hughes & Luce, L.L.P., counsel for the Borrowers, substantially in the form of Exhibit I, and the favorable written opinions of Skadden Arps Slate Meagher & Flom (Illinois), counsel for the Guarantors, substantially in the form of Exhibit J-1, Donaldson, Bearman & Caldwell, special counsel to the Guarantors, in the form of Exhibit J-2, J. Steve Chustz, Esquire, general counsel to First Mississippi in the form of Exhibit J-3, and Phelps Dunbar, L.L.P., special counsel to AMPRO Fertilizer, Inc., in the form of Exhibit J-4, each in substance satisfactory to each of the Banks and their respective legal counsel.

     Section 6.4. Documents;. The Administrative Agent shall have received copies (executed or certified, as may be appropriate) of all documents or proceedings taken in connection with the execution and delivery of the Loan Documents to the extent the Required Banks or their respective legal counsel reasonably request.

Section 7.  Covenants;.

     It is understood and agreed that so long as credit is in use or available under this Agreement or any amount remains unpaid on any Note, Reimbursement Obligation or L/C except to the extent compliance in any case or cases is waived in writing by the Required Banks:

     Section 7.1. Maintenance of Property;. Each Borrower will, and will cause each Subsidiary to, keep and maintain all of its Properties necessary or useful in its business in good condition, and make all necessary renewals, replacements, additions, betterments and improvements thereto; provided, however, that nothing in this Section shall prevent the Borrowers or any Subsidiary from discontinuing the operating and maintenance of any of its properties if such discontinuance is, in the judgment of such Borrower, desirable in the conduct of its business and not disadvantageous in any material respect to the Banks as holders of the Notes.

     Section 7.2. Taxes;. Each Borrower will, and will cause each Subsidiary to, duly pay and discharge all taxes, rates, assessments, fees and governmental charges upon or against such Borrower or any Subsidiary or against its Properties in each case before the same becomes delinquent and before penalties accrue thereon unless and to the extent that the same is being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles, consistently applied.

     Section 7.3. Maintenance of Insurance;. Each Borrower will, and will cause each Subsidiary to, maintain insurance with insurers recognized as financially sound and reputable by prudent business persons in such forms and amounts and against such risks as is usually carried by companies engaged in similar business and owning similar Properties in the same general areas in which such Borrower or such Subsidiary operates. Each Borrower shall provide the Administrative Agent with evidence of insurance maintained by it upon the Administrative Agent's request.

     Section 7.4. Financial Reports;. Chemical will, and will cause each Subsidiary to, maintain a system of accounting in accordance with sound accounting practice and will furnish promptly to each of the Banks and their duly authorized representatives such information respecting the business and financial condition of Chemical and its Subsidiaries as may be reasonably requested and, without any request, will furnish each Bank:

     (a) as soon as available, and in any event within 45 days after the close of the first three fiscal quarters of each fiscal year of Chemical a copy of consolidated and consolidating balance sheets and income statements and consolidated cash flow statements for Chemical and its Subsidiaries for such quarterly period and the year to date and for the corresponding periods of the preceding fiscal year, all in reasonable detail, prepared by Chemical and certified by the chief financial officer of Chemical;

     (b) as soon as available, and in any event within 90 days after the close of each fiscal year of Chemical, a copy of the audit report for such year and accompanying financial statements, including consolidated balance sheets and statements of income for Chemical and its Subsidiaries showing in comparative form the figures for the previous fiscal year of Chemical, all in reasonable detail, prepared and certified by Arthur Andersen LLP or other independent public accountants of nationally recognized standing selected by Chemical and reasonably satisfactory to the Administrative Agent and copies of unaudited consolidating balance sheets and statements of income for Chemical and its Subsidiaries;

     (c) together with the financial statements required by (a) and (b) above, a Compliance Certificate in the form of Exhibit H attached hereto, prepared and signed by the President or Chief Financial Officer of Chemical;

     (d) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which Chemical shall have filed with the Securities and Exchange Commission or any governmental agency substituted therefor, or any national securities exchange, including copies of Chemical's form 10-K annual report, including financial statements audited by Arthur Andersen LLP or other independent public accountants of nationally recognized standing selected by Chemical and reasonably satisfactory to the Bank, its form 10-Q quarterly report to the Securities and Exchange Commission and any Form 8-K filed by Chemical with the Securities and Exchange Commission;

     (e) promptly upon the mailing thereof to the shareholders of Chemical generally, copies of all financial statements, reports and proxy statements so mailed; and

     (f) as soon as available, and in any event within 45 days after the close of the last fiscal quarter of each fiscal year of Chemical and its Subsidiaries either (i) a Compliance Certificate in the form required by subsection (c) above or (ii) a certificate in the form of Exhibit L attached hereto (the "Pricing Ratio Certificate") prepared and signed by the President or Chief Financial Officer of Chemical showing the calculation of the Pricing Ratio as of the last day of the fiscal quarter of Chemical and its Subsidiaries then ended.

     Section 7.5. Inspection;. Each Borrower shall, and shall cause each Subsidiary to, permit each of the Banks, by their representatives and Administrative Agents, to inspect any of the Properties, corporate books and financial records of such Borrower, and each Subsidiary, to examine and make copies of the books of accounts and other financial records of each Borrower and their Subsidiaries and to discuss the affairs, finances and accounts of each Borrower and their Subsidiaries with, and to be advised as to the same by, its officers at such reasonable times and reasonable intervals as the Required Banks may reasonably request. The Borrowers shall pay the reasonable costs and expenses of the Administrative Agent in connection with any inspection of the Borrowers' and their Subsidiaries' books and records.

     Section 7.6. Consolidation and Merger;. Each Borrower will not, and will not permit any Subsidiary to, consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of the Property of any other Person, except that:

     (a) any Person may merge into any Borrower or any Subsidiary so long as:

         (i) such Borrower or Subsidiary shall be the surviving entity; provided, however, that such Borrower or Subsidiary is not required to be the surviving entity if such Borrower's or Subsidiary's board of directors becomes a majority of the board of directors of the surviving entity immediately upon completion of such transaction and such surviving Person shall agree to assume each and every obligation of such Borrower or Subsidiary pursuant to this Agreement and any other Loan Document;

         (ii) the Person merging with or into a Borrower or a Subsidiary of a Borrower shall be in the same line or a related line of business as such Borrower or Subsidiary;

         (iii) the board of directors (or equivalent governing body) of such Person shall have given its prior effective written consent or approval of such merger; and

         (iv) no Potential Default or Event of Default shall exist before or after giving effect to such merger; and

     (b) any Subsidiary of Chemical may be merged or consolidated with or into: (i) Chemical, if Chemical should be the continuing or surviving corporation, or (ii) any other Subsidiary of Chemical, provided that if such other Subsidiary is a Borrower or Guarantor such other Subsidiary shall be the continuing or surviving corporation.

     Section 7.7. Transactions with Affiliates;. Each Borrower will not, and will not permit any Subsidiary to, enter into any transaction, including without limitation, the purchase, sale, lease or exchange of any Property, or the rendering of any service, with any Affiliate of such Borrower except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of such Borrower; provided however that the foregoing shall not prevent any transactions between any Borrower and any other Borrower on any terms mutually acceptable to them.

     Section 7.8.  Dividends and Certain Other Restricted Payments;.
Chemical will not and will not permit its Subsidiaries to (a) declare or pay any dividends or make any distribution on any class of its capital stock (other than dividends payable solely in its capital stock) or (b) directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock (except out of the proceeds of, or in exchange for, a substantially concurrent issue and sale of capital stock) or (c) make any other distributions with respect to its capital stock (collectively, "Restricted Payments"); unless no Potential Default or Event of Default shall exist before and after giving effect thereto.

     Section 7.9. Liens;. Each Borrower will not, and will not permit any Subsidiary to, pledge, mortgage or otherwise encumber or subject to or permit to exist upon or be subjected to any lien, charge or security interest of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof), on any of its Properties of any kind or character at any time owned by such Borrower or any Subsidiary, other than:

     (a) liens, pledges or deposits for worker's compensation, unemployment insurance, old age benefits or social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits made in connection with tenders, contracts or leases to which a Borrower or a Subsidiary is a party or other deposits required to be made in the ordinary course of business, provided in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and adequate reserves have been provided therefor in accordance with generally accepted accounting principles and that the obligation is not for borrowed money, customer advances, trade payables, or obligations to agricultural producers;

     (b) the pledge of assets for the purpose of securing an appeal or stay or discharge in the course of any legal proceedings, provided that the aggregate amount of liabilities of any Borrower or a Subsidiary so secured by a pledge of property permitted under this subsection (b) including interest and penalties thereon, if any, shall not be in excess of $10,000,000 at any one time outstanding;

     (c) liens, pledges, mortgages, security interests or other charges existing on the date hereof and disclosed in the audited financial statements referred to in Section 5.2 hereof;

     (d) liens for property taxes and assessments or governmental charges or levies which are not yet due and payable;

     (e) liens incidental to the conduct of business or the ownership of properties and assets (including warehousemen's and attorneys' liens and statutory landlords' liens) or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings and adequate reserves have been provided therefor in accordance with generally accepted accounting principles, consistently applied;

     (f) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Borrowers and their Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Borrowers and their Subsidiaries;

     (g) the interests of lessors under Capitalized Leases;

     (h) liens not otherwise permitted under this Section 7.9 on Property of Chemical and its Subsidiaries securing Debt that is in an aggregate outstanding principal amount not exceeding 5% of the value (determined in accordance with generally accepted accounting principles consistently applied as shown on the most recent financial statements delivered pursuant to Section 7.4 hereof) of Chemical's Total Assets; and

     (i) liens upon tangible personal property acquired after the date hereof (by purchase, construction or otherwise), or upon other property acquired after the date hereof as a capital expenditure, by Chemical or any of its Subsidiaries, each of which liens either (A) existed on such Property before the time of its acquisition and was not created in anticipation thereof or (B) was created solely for the purpose of securing indebtedness representing, or incurred to finance, refinance or refund, the cost of such Property; provided that (A) no such lien shall extend to or cover any Property of Chemical or any of its Subsidiaries other than the Property so acquired, (B) the principal amount of indebtedness secured by any such lien shall not exceed the fair market value of such Property at the time of acquisition, and (C) the aggregate principal amount of all indebtedness secured by such liens shall not at any one time exceed $10,000,000.

     Section 7.10. Borrowings and Guaranties;. Each Borrower will not, and will not permit any Subsidiary to, issue, incur, assume, create or have outstanding any Debt, nor be or remain liable, whether as endorser, surety, guarantor or otherwise, for or in respect of any Debt of any other Person, other than:

     (a) indebtedness of the Borrowers arising under or pursuant to this Agreement or the other Loan Documents and under the Chemical Guaranty;

     (b) indebtedness of the Guarantors under the Guaranty and under the First Mississippi Credit Agreement and related documents;

     (c) the liability of the Borrowers and their Subsidiaries arising out of the endorsement for deposit or collection of commercial paper received in the ordinary course of business;

     (d) indebtedness of the Borrowers and their Subsidiaries existing on the date hereof and disclosed to the Banks in the financial statements referred to in Section 5.2 hereof;

     (e) the liability of the Borrowers with respect to the Farmland MissChem Project Contingent Obligations disclosed on Exhibit K hereto;

     (f) indebtedness not otherwise permitted under this Section 7.10 of all Subsidiaries of Chemical in an aggregate principal amount of up to 5% of the value (determined in accordance with generally accepted accounting principles consistently applied as shown on the most recent financial statements delivered pursuant to Section 7.4 hereof) of the Total Assets of Chemical; and

     (h) indebtedness for borrowed money of Chemical not otherwise permitted by this Section 7.10; provided that Chemical is in compliance with
Section 7.21 hereof.

     Section 7.11. Investments, Loans, Advances and Acquisitions;. Each Borrower will not, and will not permit any Subsidiary to, make or retain any investment (whether through the purchase of stock, obligations or otherwise) in or make any loan or advance to, any other Person, or acquire substantially as an entirety the Property or business of any other Person, other than:

     (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof;

     (b) investments in commercial paper rated either P-1 by Moody's
Investors Services, Inc. or A-1 by Standard & Poor's Corporation maturing within 270 days of the date of issuance thereof;

     (c) investments in certificates of deposit issued by any United States commercial bank or a branch located in the United States of a foreign commercial bank in each case having capital and surplus of not less than $500,000,000 which have a maturity of one year or less;

     (d) investments in repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in subsection
(a) above entered into with any bank meeting the qualifications specified in subsection (c) above, provided all such agreements require physical delivery of the securities securing such repurchase agreement, except those delivered through the Federal Reserve Book Entry System;

     (e) investments in money market funds that invest solely, and which are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding subsections (a), (b), (c) and
(d) above;

     (f) marketable general obligations of a state, a territory or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, unconditionally secured by the full faith and credit of such state, territory, possession, political subdivision or district provided that such state, territory, possession, political subdivision or district has general taxing authority and the power to levy such taxes as may be required for the payment of principal and interest thereof; provided that such obligations are rated in either of the two top rating categories established by the national rating agencies for such obligations;

          (g) marketable corporate debt securities having an A credit rating or better by Standard & Poor's Corporation or Moody's Investors Service;

          (h) investments shown on the financial statements referred to in
Section 5.2;

          (i) loans and advances from any Borrower to any Subsidiary except Triad (so long as Triad is in existence), provided that the aggregate outstanding amount of all such loans and advances to Subsidiaries that are not Guarantors or Borrowers shall not exceed $35,000,000 at any time;

          (j) other investments in and acquisitions (other than by merger or consolidation) of the Property or business of any Person or a majority of the capital stock or other equity interests of any other Person, provided that:

              (i) such Person shall be in the same or a related line of business as the Borrowers or one or more Subsidiaries;

              (ii) the board of directors (or equivalent governing body) of such Person shall have given its prior effective written consent or approval of such acquisition; and

              (iii) no Potential Default or Event of Default shall exist before or after giving effect to such acquisition;

          (k) so long as Triad is in existence, investments, loans and advances made by the Borrowers to Triad in an aggregate amount not to exceed (i) $12,500,000 at any one time outstanding from and including the date hereof to and including December 31, 1997 and (ii) $5,000,000 in any fiscal year thereafter;

          (l) investments in or loans to Farmland MissChem Ltd. in connection with the Farmland MissChem Project in an aggregate amount not exceeding $100,000,000 at any one time outstanding; and

          (m) investments, loans and advances not otherwise permitted under this
Section 7.11 in an aggregate amount not exceeding 10% of the Tangible Net Worth of Chemical at any one time outstanding.

          Section 7.12. Sale of Property;. Each Borrower will not and will not permit any Subsidiary to, sell, lease, assign, transfer or otherwise dispose of (whether in one transaction or in a series of related transactions) all or a material part of its Property to any other Person during each fiscal year of Chemical; provided, however, that each Borrower and their Subsidiaries may make:

          (a) sales of its Inventory in the ordinary course of business,

          (b) sales or leases of its machinery and equipment that is obsolete, unusable or not needed for such Borrower's operations in the ordinary course of its business,

          (c) sale and leaseback transactions permitted by Section 7.17 hereof;

          (d) sales of Property having a fair market value up to 5% of the Total Assets of Chemical; provided, however, sales of Property having a fair market value greater than 5% and up to 15% of the Total Assets of Chemical shall be permitted, so long as the amount of the net proceeds of such sale in excess of 5% of the Total Assets of Chemical are reinvested in a line of business of any of the Borrowers; and

          (e) the Spin-Off.

For purposes of this Section, "material part" shall mean Property having a fair market value in excess of an amount equal to 5% of the Total Assets of Chemical.

          Section 7.13. Notice of Suit or Adverse Change in Business or Default;. Each Borrower shall, as soon as possible, and in any event within five (5) days after such Borrower learns of the following, give written notice to the Banks of (a) any material proceeding(s) being instituted or threatened to be instituted by or against any Borrower or any Subsidiary in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign), (b) any material adverse change in the business, Property or condition, financial or otherwise of any Borrower and (c) the occurrence of any Potential Default or Event of Default.

          Section 7.14. ERISA;. Each Borrower will, and will cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed is likely to result in the imposition of a lien against any of its Property and will promptly notify the Administrative Agent of (a) the occurrence of any reportable event (as defined in ERISA) which might result in the termination by the PBGC of any Plan, (b) receipt of any notice from PBGC of its intention to seek termination of any such Plan or appointment of a trustee therefor, and (c) its intention to terminate or withdraw from any Plan. Each Borrower will not, and will not permit any Subsidiary to, terminate any such Plan or withdraw therefrom unless it shall be in compliance with all of the terms and conditions of this Agreement after giving effect to any liability to PBGC resulting from such termination or withdrawal.

          Section 7.15. Use of Proceeds;. The Borrowers shall use the proceeds of the initial Revolving Credit Loans to pay all indebtedness, obligations and liabilities of the Borrowers under the Credit Agreement dated as of April 26, 1996 by and among Chemical, Phosphates, Potash, MCC Pipeline, Inc., NationsBank of Tennessee, N.A., as Agent and the Banks named therein (the "Existing Agreement") to the lenders named therein (the "Existing Banks") and all other Loans made hereunder and all L/C's issued hereby for general corporate purposes, including, without limitation, financing acquisitions, capital expenditures, refinancing existing debt and providing for ongoing working capital needs.

          Section 7.16. Compliance with Laws, etc. ;Each Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, including Environmental Laws, such compliance to include (without limitation) the maintenance and preservation of its corporate existence and qualification as a foreign corporation.

          Section 7.17. Sale and Leaseback Transactions;. Neither any Borrower nor any of its Subsidiaries shall, directly or indirectly, enter into any arrangement with any Person providing for any Borrower or a Subsidiary to lease or rent Property that any Borrower or a Subsidiary has or will sell or otherwise transfer to such Person, unless the aggregate net cash proceeds of any such sales in any 12-month period are less than 5% of Chemical's Tangible Net Worth.

          Section 7.18. Triad Chemical Product Withdrawal Agreement;. So long as Triad is in existence, Chemical shall not consent to any amendment, modification or waiver of the terms of the Triad Chemical Product Withdrawal Agreement.

          Section 7.19. Fiscal Quarters;. No Borrower shall change its fiscal quarters.

          Section 7.20 New Subsidiaries;. Neither any Borrower nor any Subsidiary shall, directly or indirectly, organize or acquire any Subsidiary not listed on Exhibit G attached hereto, except as permitted by Section 7.11(j) hereof.

          Section 7.21. Maximum Leverage Ratio;. Chemical will, as of the last day of each fiscal quarter of Chemical maintain a Leverage Ratio less than or equal to 3.50 to 1.0.

          Section 7.22. Minimum Interest Coverage Ratio;. Chemical will, as of the last day of each fiscal quarter of Chemical, maintain an Interest Coverage Ratio of not less than 2.50 to 1.0.

          Section 7.23. Minimum Tangible Net Worth;. Chemical will, as of the last day of each fiscal quarter of Chemical specified below, maintain its Tangible Net Worth in an amount not less than:

          (a) for the fiscal quarter ending December 31, 1996, $168,750,000;

          (b) for the fiscal quarter ending March 31, 1997, the sum of (i) $168,750,000, plus (ii) 50% of Chemical's Net Income (but not less than zero) for the same period; and

          (c) for each fiscal quarter ending thereafter, the sum of (i) the minimum amount of Tangible Net Worth Chemical was required to maintain during the immediately preceding fiscal quarter, plus (ii) 50% of Chemical's Net Income (but not less than zero) for such fiscal quarter then ended.

Section 8.  Events of Default and Remedies;.

          Section 8.1. Definitions;. Any one or more of the following shall constitute an Event of Default:

          (a) Default in the payment when due of (i) any principal of any Note or any Reimbursement Obligation (ii) any interest on any Note or any Reimbursement Obligation which continues unremedied for 5 Business Days, whether at the stated maturity thereof or at any other time provided in this Agreement, or default in the payment when due of any fee or other amount payable by any Borrower pursuant to this Agreement, which continues unremedied for 5 Business Days;

          (b) Default in the observance or performance of any covenant set forth in Sections 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10, 7.11, 7.12, 7.13, 7.15,
7.16, 7.18, 7.19, 7.20, 7.21, 7.22 or 7.23 hereof;

          (c) Default in the observance or performance of any other covenant, condition, agreement or provision hereof or any of the other Loan Documents and such default shall continue for 30 days after written notice thereof to the Borrowers by any Bank;

          (d) Default shall occur under any evidence of Debt (other than the First Mississippi Credit Agreement) in a principal amount exceeding $10,000,000 issued or assumed or guaranteed by any Borrower or any Subsidiary, or under any mortgage, agreement or other similar instrument under which the same may be issued or secured and such default shall continue for a period of time sufficient to permit the acceleration of maturity of any indebtedness evidenced thereby or outstanding or secured thereunder;

          (e) Any representation or warranty made by any Borrower herein or in any Loan Document or in any statement or certificate furnished by it pursuant hereto or thereto, proves untrue in any material respect as of the date made or deemed made pursuant to the terms hereof;

          (f) Any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes in an aggregate amount in excess of $10,000,000 shall be entered or filed against any Borrower or any Subsidiary or against any of their respective Property or assets and remain unstayed and undischarged for a period of 30 days from the date of its entry;

          (g) Any Guarantor shall purport to breach, disavow, revoke, repudiate or terminate the Guaranty Agreement, or any event specified in Sections 8.1(k) or (l) shall occur with regard to any Guarantor, or any "Event of Default" (as defined in the Guaranty) shall occur with regard to any Guarantor;

          (h) The closing of the Acquisition has not occurred prior to the second Business Day immediately following the date hereof;

          (i) The completion of the Spin-Off has not occurred prior to the second Business Day immediately following the date hereof;

          (j) Any reportable event (as defined in ERISA) which constitutes grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any such Plan, shall have occurred and be continuing thirty (30) days after written notice to such effect shall have been given to Chemical by any Bank; or any such Plan shall be terminated; or a trustee shall be appointed by the appropriate United States District Court to administer any such Plan; or the Pension Benefit Guaranty Corporation shall institute proceedings to administer or terminate any such Plan;

          (k) Any Borrower or any Subsidiary shall (i) have entered involuntarily against it an order for relief under the Bankruptcy Code of 1978, as amended, (ii) admit in writing its inability to pay, or not pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, conservator, liquidator or similar official for it or any substantial part of its property, (v) file a petition seeking relief or institute any proceeding seeking to have entered against it an order for relief under the Bankruptcy Code of 1978, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, marshaling of assets, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (vi) fail to contest in good faith any appointment or proceeding described in Section 8.1(l) hereof;

          (l) A custodian, receiver, trustee, conservator, liquidator or similar official shall be appointed for any Borrower or any Subsidiary of a Borrower or any substantial part of its respective Property, or a proceeding described in
Section 8.1(k)(v) shall be instituted against any Borrower or any Subsidiary of a Borrower and such appointment continues undischarged or any such proceeding continues undismissed or unstayed for a period of 90 days; or

          (m) a Change of Control shall occur.

          Section 8.2. Remedies for Non-Bankruptcy Defaults;. When any Event of Default, other than an Event of Default described in subsections (k) and (l) of Section 8.1 hereof, has occurred and is continuing, the Administrative Agent, if directed by the Required Banks, shall give written notice to Chemical and take any or all of the following actions: (a) terminate the remaining Revolving Credit Commitments hereunder on the date (which may be the date thereof) stated in such notice, (b) declare the principal of and the accrued interest on the Notes and Reimbursement Obligations to be forthwith due and payable and thereupon the Notes and Reimbursement Obligations including both principal and interest, shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind, and (c) take any action or exercise any remedy under any of the Loan Documents or exercise any other action, right, power or remedy permitted by law. Any Bank may exercise the right of set off with regard to any deposit accounts or other accounts or investments maintained by any Borrower with any of the Banks.

          Section 8.3. Remedies for Bankruptcy Defaults;. When any Event of Default described in subsections (k) or (l) of Section 8.1 hereof has occurred and is continuing, then the Notes and Reimbursement Obligations shall immediately become due and payable without presentment, demand, protest or notice of any kind, and the obligation of the Banks to extend further credit pursuant to any of the terms hereof shall immediately terminate.

          Section 8.4. L/Cs;. Promptly following the acceleration of the maturity of the Notes pursuant to Section 8.2 or 8.3 hereof, the Borrowers shall immediately pay to the Administrative Agent for the benefit of the Banks the full aggregate amount of all outstanding L/Cs issued for any Borrower's account hereunder. The Administrative Agent shall hold all such funds and proceeds thereof as additional collateral security for the obligations of the Borrowers to the Banks under the Loan Documents. The amount paid under any of the L/Cs for which any Borrower has not reimbursed the Banks shall bear interest from the date of such payment at the default rate of interest specified in Section 1.3(d)(i) hereof.

Section 9.  Change in Circumstances Regarding Fixed Rate Loans;.

          Section 9.1. Change of Law;. Notwithstanding any other provisions of this Agreement or any Note to the contrary, if at any time after the date hereof with respect to Fixed Rate Loans, any Bank shall determine in good faith that any change in applicable law or regulation or in the interpretation thereof makes it unlawful for such Bank to make or continue to maintain any Fixed Rate Loan or to give effect to its obligations as contemplated hereby, such Bank shall promptly give notice thereof to the Borrowers describing in reasonable detail the basis for such Bank's determination and to the Administrative Agent to such effect, and such Bank's obligation to make, relend, continue or convert any such affected Fixed Rate Loans under this Agreement shall terminate until it is no longer unlawful for such Bank to make or maintain such affected Loan. The Borrowers shall prepay the outstanding principal amount of any such affected Fixed Rate Loan made to it, together with all interest accrued thereon and all other amounts due and payable to the Banks under Section 9.4 of this Agreement, on the earlier of the last day of the Interest Period applicable thereto and the first day on which it is illegal for such Bank to have such Loans outstanding; provided, however, the affected Borrower may borrow a principal amount equal to the principal amount of such affected Loan by means of another type of Loan available hereunder, subject to all of the terms and conditions of this Agreement.

          Section 9.2. Unavailability of Deposits or Inability to Ascertain the Adjusted Eurodollar Rate;. Notwithstanding any other provision of this Agreement or any Note to the contrary, if prior to the commencement of any Interest Period any Bank shall determine (i) that deposits in the amount of any Eurodollar Loan scheduled to be outstanding are not available to it in the relevant market by reason of circumstances affecting the interbank Eurodollar market generally or (ii) by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate, then such Bank shall promptly give telephonic or telex notice thereof to the Borrowers, the Administrative Agent and the other Banks (such notice to be confirmed in writing), and the obligation of the Banks to make, continue or convert any such Fixed Rate Loan in such amount and for such Interest Period shall terminate until deposits in such amount and for the Interest Period selected by the affected Borrower shall again be readily available in the relevant market and adequate and reasonable means exist for ascertaining the Adjusted Eurodollar Rate. Upon the giving of such notice, the affected Borrower may elect to either (i) pay or prepay, as the case may be, such affected Loan or (ii) reborrow such affected Loan as another type of Loan available hereunder, subject to all terms and conditions of this Agreement.

          Section 9.3. Taxes and Increased Costs;. With respect to the Fixed Rate Loans, if any Bank shall determine in good faith that any change in any applicable law, treaty, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or any new law, treaty, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over such Bank or its lending branch or the Fixed Rate Loans contemplated by this Agreement (whether or not having the force of law) ("Change in Law") shall:

                   (i) impose, modify or deem applicable any reserve, special deposit or similar requirements against assets held by, or deposits in or for the account of, or Loans by, or any other acquisition of funds or disbursements by, such Bank (other than reserves included in the determination of the Adjusted Eurodollar Rate);

                   (ii) subject such Bank, any Fixed Rate Loan or any Note to any tax (including, without limitation, any United States interest equalization tax or similar tax however named applicable to the acquisition or holding of debt obligations and any interest or penalties with respect thereto), duty, charge, stamp tax, fee, deduction or withholding in respect of this Agreement, any Fixed Rate Loan or any Note except such taxes as may be measured by the overall net income of such Bank or its lending branch and imposed by the jurisdiction, or any political subdivision or taxing authority thereof, in which such Bank's principal executive office or its lending branch is located;

                   (iii) change the basis of taxation of payments of principal and interest due from any Borrower to such Bank hereunder or under any Note (other than by a change in taxation of the overall net income of such Bank); or

                   (iv) impose on such Bank any penalty with respect to the foregoing or any other condition regarding this Agreement, any Fixed Rate Loan or any Note;

and such Bank shall determine that the result of any of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Bank of making or maintaining any

Fixed Rate Loan hereunder or to reduce the amount of principal or interest received by such Bank, then, if such Bank is generally imposing payments for increased costs on its similarly situated customers, the Borrowers shall pay to such Bank from time to time as specified by such Bank such additional amounts as such Bank shall reasonably determine are sufficient to compensate and indemnify it for such increased cost or reduced amount. If any Bank makes such a claim for compensation, it shall provide to the Borrowers a certificate setting forth such increased cost or reduced amount as a result of any event mentioned herein specifying such Change in Law, and such certificate shall be conclusive and binding on the Borrowers as to the amount thereof except in the case of manifest error. Upon the imposition of any such cost, the Borrowers may prepay any affected Loan, subject to the provisions of Sections 3.4 and 9.4 hereof.

          Section 9.4. Funding Indemnity;. (a) In the event any Bank shall incur any loss, cost, expense or premium (including, without limitation, any loss, cost, expense or premium incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any Fixed Rate Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Bank) as a result of:

                  (i) any payment or prepayment of a Fixed Rate Loan on a date other than the last day of the then applicable Interest Period;

                  (ii) any failure by any Borrower to borrow, continue or convert any Fixed Rate Loan on the date specified in the notice given pursuant to Sections 1.7 or 2.4 hereof; or

                  (iii)  the occurrence of any Event of Default;

then, upon the demand of such Bank, the relevant Borrower shall pay to such Bank such amount as will reimburse such Bank for such actual loss, cost or expense (the calculation of such loss or expense shall include a credit (not in excess of such loss or expense) for the interest to be earned by such Bank as a result of redepositing such amount in the relevant interbank market).

          (b) If any Bank makes a claim for compensation under this Section 9.4, it shall provide to the relevant Borrower a certificate setting forth the amount of such loss, cost or expense in reasonable detail and such certificate shall be conclusive and binding on the Borrowers as to the amount thereof except in the case of manifest error.

          Section 9.5. Lending Branch;. Each Bank may, at its option, elect to make, fund or maintain its Eurodollar Loans hereunder at the branch or office specified opposite its signature on the signature page hereof or such other of its branches or offices as such Bank may from time to time elect, subject to the provisions of Section 1.7(b) hereof.

          Section 9.6. Discretion of Bank as to Manner of Funding;. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood however, that for the purposes of this Agreement all determinations hereunder shall be made as if the Banks had actually funded and maintained each Fixed Rate Loan during each Interest Period for such Loan through the purchase of deposits in the relevant interbank market having a maturity corresponding to such Interest Period and bearing an interest rate equal to the interest rate applicable thereto (exclusive of the Applicable Margin) for such Interest Period.

          Section 9.7. Mitigation of Circumstances; Replacement of Affected Banks;. (a) Banks' Duty to Mitigate. Each Bank agrees that, as promptly as practicable after it becomes aware of the occurrence of an event or the existence of a condition that would cause it to be affected under Section 1.9, 9.1, 9.2 or 9.3 hereof, such Bank will, after written notice to the Borrowers, to the extent not inconsistent with such Bank's internal policies and customary business practices, use its best efforts to make, fund or maintain the affected Fixed Rate Loan or issue or participate in the affected L/C, as the case may be, through another lending office of such Bank if as a result thereof the unlawfulness which would otherwise require payment of such Fixed Rate Loan pursuant to Section 9.1 or 9.2 hereof would cease to exist or the circumstances which would otherwise terminate such Bank's obligation to make such Fixed Rate Loan under Section 9.1 or 9.2 hereof would cease to exist or the increased costs which would otherwise be required to be paid in respect of such Fixed Rate Loan or L/C pursuant to Section 1.9 or 9.3 hereof would be materially reduced, and if, as determined by such Bank, in its sole discretion, the making, funding or maintaining of such Fixed Rate Loan, or issuance or participation in such L/C, as the case may be, through such other lending office would not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. The Borrowers hereby agree to pay all reasonable expenses incurred by each such Bank in utilizing another lending office pursuant to this Section 9.7(a).

          (b) Replacement of Affected Banks. At any time any Bank is affected by any condition or circumstance set forth in Section 1.9, 9.1, 9.2 or 9.3, and so long as no Event of Default, or Potential Default exists, (i) Chemical may replace such affected Bank as a party to this Agreement with one or more other banks or financial institutions reasonably acceptable to the Administrative Agent, (and upon notice from Chemical such affected Bank shall assign, pursuant to Section 11.17, without recourse or warranty, its Commitment, its Loans, its Notes and all of its other rights and obligations hereunder to such replacement banks or other financial institutions for a purchase price equal to the sum of the principal amount of the Loans so assigned, all accrued and unpaid interest thereon, its ratable share of all accrued and unpaid facility fees and its ratable share of the remaining unpaid Reimbursement Obligations owed to the affected Bank and all other amounts owed to such Bank under the Loan Documents) and/or (ii) Chemical may (and, if Chemical replaces any affected Bank in part as provided in clause (i) above, concurrently with such replacement Chemical shall) cause such affected Bank to cease to be a party hereto by terminating the Commitment of such Bank, paying, and causing any other relevant Borrowers to pay, the principal amount of such affected Bank's Loans, all accrued and unpaid interest thereon, all accrued and unpaid facility fees owed to such affected Bank and the remaining unpaid Reimbursement Obligations owed to such affected Bank and any other amounts due to such affected Bank under the Loan Documents, in each case to the extent not assigned and purchased pursuant to clause (i) above, and such affected Bank shall thereupon cease to be a party hereto.

Section 10.  The Agents.

        Section 10.1. Appointment and Powers;. (a) Harris is hereby appointed by the Banks as Administrative Agent under the Loan Documents and each of the Banks hereby irrevocably authorizes the Administrative Agent to act as the Administrative Agent of such Bank. The Administrative Agent agrees to act as such upon the express conditions contained in the Loan Documents.

        (b) Bank of Montreal is hereby appointed by the Administrative Agent as Syndication Agent under the Loan Documents and the Administrative Agent hereby irrevocably authorizes the Syndication Agent to act as the Syndication Agent for the Banks. The Syndication Agent agrees to act as such upon the express conditions contained in the Loan Documents.

        Section 10.2. Powers;. The Agents shall have and may exercise such powers hereunder as are specifically delegated to the Agents by the terms of the Loan Documents, together with such powers as are incidental thereto. The Agents shall have no implied duties to the Banks nor any obligation to the Banks to take any action under the Loan Documents except any action specifically provided by the Loan Documents to be taken by the Agents.

        Section 10.3. General Immunity;. Neither any Agent nor any of such Agent's directors, officers, agents or employees shall be liable to the Banks or any Bank for any action taken or omitted to be taken by it or them under the Loan Documents or in connection therewith except for its or their own gross negligence or willful misconduct.

        Section 10.4. No Responsibility for Loans, Recitals, etc;. No Agent shall (i) be responsible to the Banks for any recitals, reports, statements, warranties or representations contained in the Loan Documents or furnished pursuant thereto, (ii) be responsible for any Loans by any other Bank hereunder, or (iii) be bound to ascertain or inquire as to the performance or observance of any of the terms of the Loan Documents. In addition, no Agent nor such Agent's counsel shall be responsible to the Banks for the enforceability or validity of any of the Loan Documents.

        Section 10.5. Right to Indemnity;. The Banks hereby indemnify each Agent for any actions taken in accordance with this Section 10, and each Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, other than any liability which may arise out of such Agent's gross negligence or willful misconduct.

        Section 10.6. Action Upon Instructions of Banks;. Each Agent agrees, upon the written request of the Required Banks, to take any action of the type specified in the Loan Documents as being within such Agent's rights, duties, powers or discretion. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with written instructions signed by the Required Banks (or all of the Banks, as applicable), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and on all holders of the Notes. In the absence of a request by the Required Banks, each Agent shall have authority, in its sole discretion, to take or not to take any action, unless the Loan Documents specifically require the consent of the Required Banks or all of the Banks.

          Section 10.7. Employment of Agents and Counsel;. Each Agent may execute any of its duties as Agent hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it in good faith and with reasonable care. Each Agent shall be entitled to advice and opinion of legal counsel concerning all matters pertaining to the duties of the agencies hereby created.

          Section 10.8. Reliance on Documents; Counsel';. Each Agent shall be entitled to rely upon any note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of legal counsel selected by such Agent.

          Section 10.9. May Treat Payee as Owner;. Each Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with such agent. Any request, authority or consent of any person, firm or corporation who at the time of making such request or giving such authority or consent is the holder of any such Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note issued in exchange therefor.

          Section 10.10. Agents' Reimbursement;. Each Bank agrees to reimburse each Agent pro rata in accordance with its Commitment Percentage for any reasonable out-of-pocket expenses (including fees and charges for inspections) not reimbursed by the Borrowers (a) for which such Agent is entitled to reimbursement by the Borrowers under the Loan Documents and (b) for any other reasonable expenses incurred by such Agent on behalf of the Banks, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents.

          Section 10.11. Rights as a Bank;. With respect to its commitment, Loans made by it, L/Cs issued by it, and the Notes issued to it, each Agent shall have the same rights and powers hereunder as any Bank and may exercise the same as though it were not such Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include each Agent in its individual capacity to the extent, if any, of its Revolving Credit Commitment. Each Agent may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with the Borrowers as if it were not such Agent.

          Section 10.12. Bank Credit Decision;. Each Bank acknowledges that it has, independently and without reliance upon any Agent or any other Bank and based on the financial statements referred to in Section 5.2 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the Loan Documents. Each

Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

          Section 10.13. Resignation of Agent;. Subject to the appointment of a successor Agent, each Agent may resign as Agent for the Banks under this Agreement and the other Loan Documents at any time by thirty days' notice in writing to the Banks. Such resignation shall take effect upon appointment of such successor. The Required Banks shall have the right to appoint a successor Agent, subject to the prior consent of the Borrowers (which consent shall not be unreasonably withheld or delayed), who shall be entitled to all of the rights of, and vested with the same powers as, the original Agent under the Loan Documents. In the event a successor Agent shall not have been appointed within the sixty day period following the giving of notice by any Agent, such Agent may appoint its own successor. Resignation by any Agent shall not affect or impair the rights of such Agent under Sections 10.5 and 10.10 hereof with respect to all matters preceding such resignation. Any successor Agent must be either a Bank or a national banking association or a bank chartered in any State of the United States, in each case having capital and surplus of not less than $500,000,000.

          Section 10.14.  Duration of Agency;.  The agency established by
Section 10.1 hereof shall continue, and Sections 10.1 through and including this
Section 10.14 shall remain in full force and effect, until the Notes and all other amounts due hereunder and thereunder shall have been paid in full and the Banks' commitments to extend credit to or for the benefit of the Borrowers shall have terminated or expired.

          Section 10.15. Syndication Agent and Co-Agents;. Nothing in this Agreement shall impose any obligation on Bank of Montreal in its capacity as Syndication Agent or any Co-Agent.

Section 11.  Miscellaneous.

          Section 11.1. Amendments and Waivers;. Any term, covenant, agreement or condition of this Agreement may be amended only by a written amendment executed by the Borrowers, the Required Banks and, if the rights or duties of the Administrative Agent are materially affected thereby, the Administrative Agent, or compliance therewith only may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Borrowers shall have obtained the consent in writing of the Required Banks and, if the rights or duties of the Administrative Agent are materially affected thereby, the Administrative Agent, provided, however, that without the consent in writing of the holders of all outstanding Notes and unpaid Reimbursement Obligations, or all Banks if no Notes or Obligations are outstanding, no such amendment or waiver shall (i) change the amount or postpone the date of payment of any scheduled payment or required prepayment of principal of the Notes or Reimbursement Obligations or extend the term of any L/C at a time that the Borrowers would not be able to obtain a Loan or L/C hereunder or reduce the rate or extend the time of payment of interest on the Notes or Reimbursement Obligations, or reduce the amount of principal thereof, or modify any of the provisions of the Notes with respect to the payment or prepayment thereof, (ii) give to any Note or Reimbursement Obligations any preference over any other Notes or Reimbursement Obligations, (iii) amend the definition of Required Banks, (iv) alter, modify or amend the provisions of this Section 11.1,
(v) change the amount or term of any of the Banks' Revolving Credit Commitments or the fees required under Section 3.2 or the L/C Participation Fee required under Section 1.5(a) hereof, (vi) alter, modify or amend any Bank's right hereunder to consent to any action, make any request or give any notice, or
(vii) release any Guarantor of its obligations under the Guaranty Agreement. Any such amendment or waiver shall apply equally to all Banks and the holders of the Notes and Reimbursement Obligations and shall be binding upon them, upon each future holder of any Note and Reimbursement Obligation and upon each Borrower, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived.

          Section 11.2. Waiver of Rights;. No delay or failure on the part of the Administrative Agent or any Bank or on the part of the holder or holders of any Note or Reimbursement Obligation in the exercise of any power or right shall operate as a waiver thereof, nor as an acquiescence in any Potential Default or Event of Default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies hereunder of the Administrative Agent, the Banks and of the holder or holders of any Notes are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

          Section 11.3. Several Obligations;. The commitments of each of the Banks hereunder shall be the several obligations of each Bank and the failure on the part of any one or more of the Banks to perform hereunder shall not affect the obligation of the other Banks hereunder, provided that nothing herein contained shall relieve any Bank from any liability for its failure to so perform. In the event that any one or more of the Banks shall fail to perform its commitment hereunder, all payments thereafter received by the Administrative Agent on the principal of Loans and Reimbursement Obligations hereunder, shall be distributed by the Administrative Agent to the Banks making such additional Loans ratably as among them in accordance with the principal amount of additional Loans made by them until such additional Loans shall have been fully paid and satisfied. All payments on account of interest shall be applied as among all the Banks ratably in accordance with the amount of interest owing to each of the Banks as of the date of the receipt of such interest payment.

          Section 11.4. Non-Business Day;. If any payment of principal or interest on any Loan shall fall due on a day which is not a Business Day, interest at the rate such Loan bears for the period prior to maturity shall continue to accrue on such principal from the stated due date thereof to and including the next succeeding Business Day on which the same is payable.

          Section 11.5. Documentary Taxes;. The Borrowers agree to pay any documentary or similar taxes with respect to the Loan Documents, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

          Section 11.6. Representations;. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and of the Notes, and shall continue in full force and effect with respect to the date as of which they were made and as reaffirmed on the date of each borrowing, request for L/C and as long as any credit is in use or available hereunder.

          Section 11.7. Notices;. Unless otherwise expressly provided herein, all communications provided for herein shall be in writing or by telecopy and shall be deemed to have been given or made when served personally, when an answer back is received in the case of notice by telecopy or 3 Business Days after the date when deposited in the United States mail addressed if to any Borrower to P.O. Box 388, Yazoo City, Mississippi, 39194, Attention: Corporate Secretary; if to the Administrative Agent or Harris at 111 West Monroe Street, Chicago, Illinois 60690, Attention: Agribusiness Group; and if to any of the Banks, at the address for each Bank set forth under its signature hereon; or at such other address as shall be designated by any party hereto in a written notice to each other party pursuant to this Section 11.7.

          Section 11.8. Costs and Expenses; Indemnity';. (a) Each Borrower jointly and severally agrees to pay on demand and upon receipt of supporting statements, all reasonable costs and expenses of the Administrative Agent, in connection with the negotiation, preparation, execution and delivery of this Agreement, the Notes and the other instruments and documents to be delivered hereunder or in connection with the transactions contemplated hereby, including the reasonable fees and expenses of Messrs. Chapman and Cutler, special counsel to the Administrative Agent (such fees and expenses of such special counsel shall not exceed the amount previously agreed to by Chemical and the Administrative Agent); all reasonable costs and expenses of the Administrative Agent, the Banks and any other holder of any Note or any Reimbursement Obligation (including reasonable attorneys' fees) incurred while any Potential Default or Event of Default shall have occurred and be continuing, all reasonable costs and expenses incurred by the Administrative Agent in connection with any consents or waivers hereunder or amendments hereto, and all reasonable costs and expenses (including reasonable attorneys' fees), if any, incurred by the Administrative Agent, the Banks or any other holders of a Note or any Reimbursement Obligation in connection with the enforcement of this Agreement or the Notes and the other instruments and documents to be delivered hereunder. Each Borrower jointly and severally agrees to indemnify and save harmless the Banks and the Administrative Agent from any and all liabilities, losses, reasonable costs and expenses incurred by the Banks or the Administrative Agent in connection with any action, suit or proceeding brought against the Administrative Agent or any Bank by any Person which arises out of the transactions contemplated or financed hereby or by the Notes, or out of any action or inaction by the Administrative Agent or any Bank hereunder or thereunder, except for such thereof as is caused by the gross negligence or willful misconduct of the party indemnified.

          (b) Without limiting the generality of the foregoing, the Borrowers jointly and severally unconditionally agree to forever indemnify, defend and hold harmless, the Agent and each Bank, and covenant not to sue for any claim for contribution against, the Agent or any Bank for any damages, reasonable costs, loss or reasonable expense, including without limitation, response, remedial or removal costs, arising out of any of the following: (i) any presence, release, threatened release or disposal of any hazardous or toxic substance or petroleum by any Borrower or any Subsidiary or otherwise occurring on or with respect to its Property, (ii) the operation or violation of any Environmental Law, whether federal, state, or local, and any regulations promulgated thereunder, by any Borrower or any Subsidiary or otherwise occurring on or with respect to its Property, (iii) any claim for personal injury or property damage in connection with any Borrower or any Subsidiary or otherwise occurring on or with respect to its Property, and (iv) the inaccuracy or breach of any environmental representation, warranty or covenant by any Borrower made herein or in any loan agreement, promissory note, mortgage, deed of trust, security agreement or any other instrument or document evidencing or securing any indebtedness, obligations or liabilities of any Borrower owing to the Agent or any Bank or setting forth terms and conditions applicable thereto or otherwise relating thereto, except for damages arising from the Agent's or such Bank's willful misconduct or gross negligence. This indemnification shall survive the payment and satisfaction of all indebtedness, obligations and liabilities of the Borrowers owing to the Agent and the Banks and the termination of this Agreement, and shall remain in force beyond the payment or satisfaction in full of any single claim under this indemnification. This indemnification shall be binding upon the successors and assigns of each Borrower and shall inure to the benefit of Agent and the Banks and their respective directors, officers, employees, agents, and collateral trustees, and their successors and assigns.

          (c) The provisions of this Section 11.8 shall survive payment of the Notes and Reimbursement Obligations and the termination of the Revolving Credit Commitments hereunder.

          Section 11.9. Counterparts;. This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument. One or more of the Banks may execute a separate counterpart of this Agreement which has also been executed by the Borrowers, and this Agreement shall become effective as and when all of the Banks have executed this Agreement or a counterpart thereof and lodged the same with the Administrative Agent.

          Section 11.10. Successors and Assigns; Governing Law; Entire Agreement;. This Agreement shall be binding upon each of the Borrowers, the Administrative Agent and the Banks and their respective successors and assigns, and shall inure to the benefit of the Borrowers, the Administrative Agent and each of the Banks and the benefit of their respective successors and assigns, including any subsequent holder of any Note or Reimbursement Obligation. This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with the internal laws of the State of Illinois. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby. The Borrowers may not assign any of their respective rights or obligations hereunder without the written consent of the Banks.

          Section 11.11. No Joint Venture;. Nothing contained in this Agreement shall be deemed to create a partnership or joint venture among the parties hereto.

          Section 11.12. Severability;. In the event that any term or provision hereof is determined to be unenforceable or illegal, it shall be deemed severed herefrom to the extent of the illegality and/or unenforceability and all other provisions hereof shall remain in full force and effect.

          Section 11.13. Table of Contents and Headings;. The table of contents and section headings in this Agreement are for reference only and shall not affect the construction of any provision hereof.

          Section 11.14. Sharing of Payments;. Each Bank agrees with each other Bank that if such Bank shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise ("Set-Off"), on any Loan, Reimbursement Obligation or other amount outstanding under this Agreement or the other Loan Documents in excess of its ratable share of payments on all Loans, Reimbursement Obligations and other amounts then outstanding to the Banks, then such Bank shall purchase for cash at face value, but without recourse (except for defects in title), ratably from each of the other Banks such amount of the Loans held by each such other Bank (or interest therein) as shall be necessary to cause such Bank to share such excess payment ratably with all the other Banks; provided, however, that if any such purchase is made by any Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Each Bank's ratable share of any such Set-Off shall be determined by the proportion that the aggregate principal amount of Loans and Reimbursement Obligations and other amounts then due and payable to such Bank bears to the total aggregate principal amount of Loans and Reimbursement Obligations and other amounts then due and payable to all the Banks.

          Section 11.15. Jurisdiction; Venue';. Each Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois court sitting in Chicago for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

          Section 11.16. Participants and Note Assignees;. Each Bank shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made, and/or Reimbursement Obligations, participations in L/Cs and Revolving Credit Commitment held, by such Bank at any time and from time to time, and to assign its rights under such Reimbursement Obligations, participations, Loans or the Notes evidencing such Loans to one or more other Persons; provided that (i) no such participation or assignment shall relieve any Bank of any of its obligations under this Agreement, (ii) no such assignee or participant shall have any rights under this Agreement except as provided in this Section 11.16, and (iii) the Administrative Agent shall have no obligation or responsibility to such participant or assignee, except that nothing herein is intended to affect the rights of an assignee of a Note to enforce the Note assigned. Any party to which such a participation or assignment has been granted shall have the benefits of Section 1.9 and Section 9.3, but shall not be entitled to receive any greater payment under either such Section than the Bank granting such participation or assignment would have been entitled to receive in connection with the rights transferred. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement that would (A) increase any Revolving Credit Commitment of such Bank if such increase would also increase the participant's obligations, (B) forgive any amount of or postpone the date for payment of any principal of or interest on any Loan or Reimbursement Obligation or of any fee payable hereunder in which such participant has an interest or
(C) reduce the stated rate at which interest or fees in which such participant has an interest accrue hereunder.

          Section 11.17. Assignment of Commitments by Banks;. Each Bank shall have the right at any time, with the written consent of the Borrowers and Administrative Agent (which consent will not be unreasonably withheld) to assign all or any part of its Revolving Credit Commitment to one or more other Persons; provided that (i) each such assignment shall be of a constant, and not a varying, percentage of all such rights and obligations, (ii) unless both parties to the assignment are Banks immediately prior to giving effect to the assignment, the amount of the Revolving Credit Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of such assignment) shall not be less than $10,000,000 (or if less, the entire amount of such Bank's Revolving Credit Commitment, or $1,000,000 if such assignment is from one Bank to another) and shall be an integral multiple of $1,000,000, (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording, an assignment and acceptance, together with any Notes subject to such assignment, and (iv) neither the consent of the Borrowers nor of the Administrative Agent shall be required for any Bank to assign all or part of its Revolving Credit Commitment to any affiliate of the assigning Bank or to any Bank; provided further, however, that each such assigning Bank, unless assigning all of its Revolving Credit Commitment hereunder and under the First Mississippi Credit Agreement, maintains a minimum Revolving Credit Commitment hereunder, which, together with its revolving credit commitment under the First Mississippi Credit Agreement, is not less than $10,000,000. Upon any such assignment (except any assignment made pursuant to Sections 1.1(d) or 9.7(b) hereof), its notification to the Administrative Agent and the payment of a $3,000 recordation fee to the Administrative Agent, the assignee shall become a Bank hereunder, all Loans and the Revolving Credit Commitment it thereby holds shall be governed by all the terms and conditions hereof, and the Bank granting such assignment shall have its Revolving Credit Commitment, and its obligations and rights in connection therewith, reduced by the amount of such assignment and Section 1.1(b) hereof shall be automatically amended, without further action, to reflect the addition of such assignee as a Bank and the reduction of the Revolving Credit Commitment of the assignor as described in such assignment.

          Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall be a contract between us for the purposes hereinabove set forth.

          Dated as of December 23, 1996.

                                       MISSISSIPPI CHEMICAL CORPORATION


                                       By
                                         ---------------------------------------
                                       Its
                                          --------------------------------------

                                       MISSISSIPPI PHOSPHATES CORPORATION


                                       By
                                         ---------------------------------------
                                       Its
                                          --------------------------------------

                                       MISSISSIPPI POTASH, INC.


                                       By
                                         ---------------------------------------
                                       Its
                                          --------------------------------------

Accepted and Agreed to as of the day and year last above written.

                                       HARRIS TRUST AND SAVINGS BANK
                                       individually and as Administrative Agent


                                       By
                                         ---------------------------------------
                                       Its Senior Vice President

                                       Address:   111 West Monroe Street
                                                  Chicago, Illinois 60690
                                       Attention: Agribusiness Division

                                       Eurodollar Lending Office:
                                       Nassau Branch
                                       111 West Monroe Street
                                       Chicago, Illinois 60603

                                       CAISSE NATIONALE DE CREDIT AGRICOLE


                                       By
                                         ---------------------------------------
                                       Its
                                          --------------------------------------


                                       By
                                         ---------------------------------------
                                       Its
                                          --------------------------------------

                                       Address:   55 East Monroe
                                                  Chicago, Illinois 60603-5702
                                       Attention: Mr. Ted Tice

                                       Eurodollar Lending Office:

                                       --------------------------

                                       --------------------------


                                       CIBC INC.


                                       By
                                         ---------------------------------------
                                       Its
                                          --------------------------------------

                                       Address:   Two Paces West
                                                  2227 Paces Ferry Road
                                                  Suite 1200
                                                  Atlanta, Georgia  30339
                                       Attention: Mr. Bill Humphries

                                       Eurodollar Lending Office:

                                       --------------------------

                                       --------------------------

                                       BANQUE NATIONALE DE PARIS, HOUSTON AGENCY


                                       By
                                         ---------------------------------------
                                       Its
                                          --------------------------------------

                                       Address:   717 North Harwood Street
                                                  Suite 2630
                                                  Dallas, Texas 75201
                                       Attention: David P. Camp

                                       Eurodollar Lending Office:

                                       -----------------------------

                                       -----------------------------

                                       BANK OF AMERICA ILLINOIS


                                       By
                                         ---------------------------------------
                                       Its
                                          --------------------------------------

                                       Address:   1230 Peachtree Street
                                                  Suite 3800
                                                  Atlanta, Georgia 30309
                                       Attention: Deirdre B. Doyle

                                       Eurodollar Lending Office:
                                       231 South LaSalle Street
                                       Chicago, Illinois 60697

                                       COMMERZBANK AKTIENGESELLSCHAFT,
                                       ATLANTA AGENCY


                                       By
                                         ---------------------------------------
                                       Its
                                          --------------------------------------


                                       By
                                         ---------------------------------------
                                       Its
                                          --------------------------------------

                                       Address:   1230 Peachtree NE
                                                  Atlanta, Georgia 30309
                                       Attention: Mark Wortmann

                                       Eurodollar Lending Office:

                                       -----------------------------

                                       -----------------------------

                                       BANQUE PARIBAS


                                       By
                                         ---------------------------------------
                                       Its
                                          --------------------------------------

                                       Address:   787 Seventh Avenue
                                                  29th Floor
                                                  New York, New York 10019
                                       Attention: Roger May

                                       Eurodollar Lending Office:

                                       -----------------------------

                                       -----------------------------

                                       THE BANK OF NOVA SCOTIA, ATLANTA AGENCY


                                       By
                                         ---------------------------------------
                                       Its
                                          --------------------------------------

                                       Address:
                                                  ----------------------

                                                  ----------------------
                                       Attention:
                                                  ----------------------

                                       Eurodollar Lending Office:

                                       -----------------------------

                                       -----------------------------

                                       SUNTRUST BANK, ATLANTA


                                       By
                                         ---------------------------------------
                                       Its
                                          --------------------------------------

                                       By
                                         ---------------------------------------
                                       Its
                                          --------------------------------------

                                       Address:   25 Park Place
                                                  25th Floor
                                                  Atlanta, Georgia 30303
                                       Attention: Greg Cannon

                                       Eurodollar Lending Office:

                                       -----------------------------

                                       -----------------------------

                                       FIRST UNION NATIONAL BANK OF
                                       NORTH CAROLINA


                                       By
                                         ---------------------------------------
                                       Its
                                          --------------------------------------

                                       Address:   301 South College Street
                                                  Fifth Floor
                                                  Charlotte, NC 28288-0745
                                       Attention: Tom Bohrer

                                       Eurodollar Lending Office:

                                       -----------------------------

                                       -----------------------------

                                       ABN AMRO BANK N.V.


                                       By
                                         ---------------------------------------
                                       Its
                                          --------------------------------------

                                       By
                                         ---------------------------------------
                                       Its
                                          --------------------------------------

                                       Address:   1 Ravinia Drive
                                                  Suite 1200
                                                  Atlanta, Georgia 30346
                                       Attention: Michael VanCranenburgh

                                       Eurodollar Lending Office:

                                       -----------------------------

                                       -----------------------------

                                       THE FUJI BANK, LIMITED


                                       By
                                         ---------------------------------------
                                       Its
                                          --------------------------------------

                                       Address:   Suite 2100
                                                  The Marquis One Tower
                                                  245 Peachtree Center Ave. NE
                                                  Atlanta, Georgia 30303
                                       Attention:
                                                  --------------------

                                       Eurodollar Lending Office:

                                       ----------------------------

                                       ----------------------------

                                       THE DAI-ICHI KANGYO BANK, LTD.


                                       By
                                         ---------------------------------------
                                       Its
                                          --------------------------------------
                                       Address:
                                                  -----------------------
                                                  1100 Louisiana Street
                                                  Suite 4940
                                                  Houston, Texas 77002
                                       Attention: Warren Ross

                                       Eurodollar Lending Office:

                                       -----------------------------

                                       -----------------------------

                                       HIBERNIA NATIONAL BANK


                                       By
                                         ---------------------------------------
                                       Its
                                          --------------------------------------

                                       Address:   313 Carondelet
                                                  New Orleans, Louisiana 70130
                                       Attention: Trudy Nelson

                                       Eurodollar Lending Office:

                                       -----------------------------

                                       -----------------------------

                                       DEPOSIT GUARANTY NATIONAL BANK


                                       By
                                         ---------------------------------------
                                       Its
                                          --------------------------------------

                                       Address:   210 East Capital
                                                  Suite 1180
                                                  Jackson, Mississippi 39201
                                       Attention: Stanley A. Herren

                                       Eurodollar Lending Office:

                                       ----------------------------

                                       ----------------------------